Exhibit 2.1


861986v1                                                         Execution Copy






                            ASSET PURCHASE AGREEMENT


                            Dated as of May 25, 1999


                                      Among


                       ALLEGIANCE HEALTHCARE CORPORATION,



                             ISOLYSER COMPANY, INC.


                                       and



                            MEDSURG INDUSTRIES, INC.

861986v1
                                TABLE OF CONTENTS

                                                                            Page
ARTICLE I         DEFINITIONS................................................1
1.1.     Definitions.........................................................1

ARTICLE II        PURCHASE AND SALE..........................................8
2.1.     Purchased Assets....................................................8
2.2.     Excluded Assets....................................................10
2.3.     Assumed Liabilities................................................11
2.4.     Excluded Liabilities...............................................11
2.5.     Non-assignable Contracts...........................................13

ARTICLE III       PURCHASE PRICE............................................14
3.1.     Purchase Price.....................................................14
3.2.     Adjustment to Preliminary Purchase Price...........................14
3.3.     Determination of Inventory Adjustment Amount.......................14
3.4.     Determination of Net Asset Adjustment..............................16
3.5.     Deferred Closing Adjustment to Purchase Price......................16
3.6.     Allocation of Purchase Price.......................................17

ARTICLE IV        CLOSING...................................................18
4.1.     Closing Date.......................................................18
4.2.     Payment on the Closing Date........................................18
4.3.     Buyer's Additional Deliveries......................................18
4.4.     Parent's Deliveries................................................19
4.5.     Deferred Closing...................................................20
4.6.     Payments in Connection with Certain Personal Property Leases.......21

 ARTICLE V        REPRESENTATIONS AND WARRANTIES OF PARENT AND MEDSURG......22
5.1.     Organization of Parent.............................................22
5.2.     Subsidiaries and Investments.......................................22
5.3.     Authority of Parent................................................23
5.4.     Financial Statements...............................................23
5.5.     Operations Since Balance Sheet Date................................24
5.6.     No Undisclosed Liabilities.........................................25
5.7.     Taxes..............................................................25
5.8.     Availability of Assets.............................................26
5.9.     Governmental Permits...............................................26
5.10.    Real Property. ....................................................27
5.11.    Real Property Leases...............................................27
5.12.    Condemnation.......................................................27
5.13.    Personal Property..................................................28
5.14.    Personal Property Leases...........................................28
5.15.    Intellectual Property; Software....................................28
5.16.    Accounts Receivable; Inventories...................................29
5.17.    Title to Property..................................................30
5.18.    Employees and Related Agreements; ERISA............................30
5.19.    Employee Relations.................................................30
5.20.    Contracts..........................................................31
5.21.    Status of Contracts................................................32
5.22.    No Violation, Litigation or Regulatory Action......................32
5.23.    Environmental Matters..............................................33
5.24.    Insurance..........................................................34
5.25.    Customers and Suppliers............................................34
5.26.    [INTENTIONALLY BLANK]..............................................35
5.27.    Warranties and Product Liabilities.................................35
5.28.    No Finder..........................................................35
5.29.    No Third Party Options.............................................35
5.30.    Disclosure.........................................................36

ARTICLE VI        REPRESENTATIONS AND WARRANTIES OF BUYER...................36
6.1.     Organization of Buyer..............................................36
6.2.     Authority of Buyer.................................................36
6.3.     No Finder..........................................................37

ARTICLE VII       ACTION PRIOR TO THE CLOSING DATE..........................37
7.1.     Investigation of the Business by Buyer.............................37
7.2.     Preserve Accuracy of Representations and Warranties................37
7.3.     Consents of Third Parties; Governmental Approvals..................38
7.4.     Operations Prior to the Closing Date...............................38
7.5.     Notification by Parent of Certain Matters..........................40
7.6.     Antitrust Law Compliance...........................................40
7.7.     Insurance..........................................................40
7.8.     [INTENTIONALLY BLANK]..............................................40

ARTICLE VIII      ADDITIONAL AGREEMENTS.....................................40
8.1.     Covenant Not to Compete or Solicit Business........................40
8.2.     Use of Names.......................................................41
8.3.     Taxes..............................................................42
8.4.     Discharge of Business' Liabilities.................................43
8.5.     Employees and Employee Benefit Plans...............................43
8.6.     [INTENTIONALLY BLANK]..............................................43
8.7.     Ancillary Agreements...............................................44
8.8.     Handling of Returned Products......................................44

ARTICLE IX        CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER..............44
9.1.     No Misrepresentation or Breach of Covenants and Warranties.........44
9.2.     No Changes or Destruction of Property..............................44
9.3.     No Restraint or Litigation.........................................45
9.4.     Necessary Governmental Approvals...................................45
9.5.     Necessary Consents.................................................45
9.6.     Maintenance of Accounts............................................45
9.7.     Key Employees......................................................45
9.8.     [INTENTIONALLY BLANK]..............................................45
9.9.     Instrument of Assignment and Ancillary Agreements..................45

ARTICLE X         CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MEDSURG.46
10.1.    No Misrepresentation or Breach of Covenants and Warranties.........46
10.2.    No Restraint or Litigation.........................................46
10.3.    Necessary Governmental Approvals...................................46
10.4.    Purchase Price, Instrument of Assumption and Ancillary Agreements..46

ARTICLE XI        INDEMNIFICATION...........................................46
11.1.    Indemnification by Parent..........................................46
11.2.    Indemnification by Buyer...........................................47
11.3.    Notice of Claims...................................................48
11.4.    Third Person Claims................................................48

ARTICLE XII       TERMINATION...............................................49
12.1.    Termination........................................................49
12.2.    Notice of Termination..............................................50
12.3.    Effect of Termination..............................................50

ARTICLE XIII      GENERAL PROVISIONS........................................50
13.1.    Survival of Obligations............................................50
13.2.    Confidential Nature of Information.................................50
13.3.    No Public Announcement.............................................51
13.4.    Notices............................................................51
13.5.    Successors and Assigns.............................................52
13.6.    Access to Records after Closing....................................53
13.7.    Entire Agreement; Amendments.......................................53
13.8.    Interpretation.....................................................53
13.9.    Waivers............................................................54
13.10.   Expenses...........................................................54
13.11.   Partial Invalidity.................................................54
13.12.   Execution in Counterparts..........................................54
13.13.   Further Assurances.................................................54
13.14.   Governing Law......................................................55
13.15.  Submission to Jurisdiction..........................................55

Schedules
1.1      Exceptions to Agreed Accounting Principles
2.1(L)   Purchased Assets
2.2(I)   Inventory on Consignment
2.4(B)   Excluded Liabilities
5.1      Organization of Parent
5.2(A)   Organization of MedSurg
5.3      Authority of Parent
5.4      Financial Statements
5.5(A)   Operations Since Balance Sheet Date
5.5(B)   Operations Since Balance Sheet Date
5.6      No Undisclosed Liabilities
5.7      Taxes
5.8      Availability of Assets
5.9      Governmental Permits
5.10     Real Property
5.11     Real Property Leases
5.13     Personal Property
5.14     Personal Property Leases
5.15     Intellectual Property; Software
5.17     Title to Property
5.19     Employee Relations
5.20     Contracts
5.21     Status of Contracts
5.22     No Violation, Litigation or Regulatory Action
5.23     Environmental Matters
5.24     Insurance
5.25     Customers and Suppliers
5.27     Warranties and Product Liabilities
9.5      Necessary Consents
9.7      Key Employees


EXHIBITS
--------
EXHIBIT A-1-INSTRUMENT  OF ASSIGNMENT DUE AT CLOSING
EXHIBIT A-2-INSTRUMENT OF ASSIGNMENT DUE AT THE DEFERRED CLOSING
EXHIBIT B-1-INSTRUMENT OF ASSUMPTION DUE AT CLOSING
EXHIBIT B-2-INSTRUMENT  OF ASSUMPTION  DUE AT THE DEFERRED  CLOSING
EXHIBIT C - SUPPLY &  LICENSE  AGREEMENT
EXHIBIT D - CONTRACT  MANUFACTURING AGREEMENT
EXHIBIT E - ESCROW AGREEMENT
EXHIBIT F - OPINION OF GENERAL COUNSEL OF BUYER AND OPINION OF COUNSEL TO BUYER EXHIBIT G - OPINION OF COUNSEL TO PARENT
EXHIBIT H - PAYMENT IN CONNECTION WITH CERTAIN PERSONAL PROPERTY LEASES

                            ASSET PURCHASE AGREEMENT


          ASSET PURCHASE AGREEMENT, dated as of May 25, 1999 (this "Agreement"), among Allegiance Healthcare Corporation, a Delaware corporation ("Buyer"), Isolyser Company, Inc., a Georgia corporation ("Parent") and MedSurg Industries, Inc, a Georgia corporation and a wholly-owned subsidiary of Parent ("MedSurg").

          WHEREAS, Parent is engaged through one or more of its subsidiaries in the business of assembling, packaging, marketing and selling procedure kits and trays (the "Business"); and

          WHEREAS, Parent desires to sell or cause to be sold to Buyer, and Buyer desires to purchase the Business and certain of the assets of the Business, together with certain liabilities related thereto, all on the terms and subject to the conditions set forth herein;

          NOW,   THEREFORE,   in  consideration  of  the  mutual  covenants  and
agreements hereinafter set forth, it is hereby agreed among Parent, MedSurg and Buyer as follows:


                                    ARTICLE I

                                   DEFINITIONS

          1.1. Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

          "Action"  means  any  legal  action,   suit,   arbitration,   inquiry,
proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

          "Adjusted Purchase Price" has the meaning specified in Section 3.2(b).

          "Adjustment Report" has the meaning specified in Section 3.4(a).

          "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

          "Agreed Accounting Principles" means generally accepted accounting principles consistently applied, provided that, notwithstanding the foregoing, Agreed Accounting Principles shall include the accounting policies and be subject to the exceptions described in Schedule 1.1; and provided further that, for purposes of the Agreed Accounting Principles, no known adjustments for items or matters, regardless of the amount thereof, shall be deemed to be immaterial.

          "Allocation Schedule" has the meaning specified in Section 3.6.

          "Ancillary Agreements" has the meaning specified in Section 8.7.

          "Assumed Liabilities" has the meaning specified in Section 2.3.

          "Balance Sheet" means the unaudited balance sheet of the Business as of April 30, 1999 included in Schedule 5.4.

          "Balance Sheet Date" means April 30, 1999.

          "Business" has the meaning specified in the first recital to this Agreement.

          "Buyer" has the meaning specified in the first paragraph of this Agreement.

          "Buyer Ancillary Agreements" means all agreements, instruments and documents being or to be executed and delivered by Buyer under this Agreement or in connection herewith.

          "Buyer Group Member" means Buyer and its Affiliates and their respective successors and assigns.

          "CA" has the meaning specified in Section 4.6(a).

          "CA License Agreement" has the meaning specified in Section 4.6(a).

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq. and any amendments thereto, and any regulations promulgated thereunder, as in effect on or prior to the Closing Date.

          "Claim Notice" has the meaning specified in Section 11.3(a).

          "Closing" means the closing of the transfer of the Purchased Assets (except for the Unfinished Goods) from Parent to Buyer.

          "Closing Date" has the meaning specified in Section 4.1.

          "COBRA" has the meaning specified in Section 8.5(b).

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collection Report" has the meaning specified in Section 8.6(b).

          "Confidentiality Agreement" means the Confidentiality Agreement dated March 19, 1999 between Buyer and Parent.

          "Contracts"    means   all   contracts,    agreements,    commitments,
understandings and arrangements, whether written or oral.

          "Contract Manufacturing Agreement" means the Contract Manufacturing Agreement in the form of Exhibit D.

          "Copyrights" means United States and foreign copyrights, whether registered or unregistered, and pending applications to register the same.

          "Court Order" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

          "Deferred Closing" has the meaning in Section 4.5.

          "Deferred  Closing  Adjustment  Report" has the meaning  specified  in
Section 3.5(a).

          "Deferred Closing Purchase Price Adjustment Amount" has the meaning specified in Section 3.5(c).

          "Deferred Closing Trade Payables" has the meaning specified in Section 3.5(a).

          "Deferred   Closing   Unfinished  Goods  Inventory"  has  the  meaning
specified in Section 3.5(a).

          "Designated Employees" has the meaning specified in Section 8.1(b).

          "Encumbrance" means any lien (statutory or other) claim, charge, security interest, mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale or other title retention agreement, preference, priority or other security agreement or preferential arrangement of any kind or nature, and any easement, encroachment, covenant, restriction, right of way, defect in title or other encumbrance of any kind.

          "Employees" has the meaning specified in Section 8.5(a).

          "Environmental Encumbrance" means an Encumbrance in favor of any Governmental Authority for (i) any liability under any Environmental Law, or
(ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of Hazardous Materials into the environment.

          "Environmental Law" means all Requirements of Laws derived from or relating to all federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to CERCLA, OSHA and RCRA and any state equivalent thereof as in effect on or prior to the Closing Date.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Account" has the meaning specified in Section 4.2(b).

          "Escrow Agent" has the meaning specified in Section 4.2(b).

          "Escrow Agreement" has the meaning specified in Section 4.2(b).

          "Escrowed Amount" has the meaning specified in Section 4.2(b).

          "Excluded Assets" has the meaning specified in Section 2.2.

          "Excluded Liabilities" has the meaning specified in Section 2.4.

          "Expenses" means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

          "Facilities"   means  any  plant,   building,   facility,   structure,
underground storage tank, equipment or unit, or other asset owned, leased or operated by either Parent or MedSurg and used primarily in the Business.

          "Governmental Authority" means any foreign, federal, state, local or other government, governmental, statutory or administrative authority, regulatory body or commission or any court, tribunal, or judicial or arbitral body.

          "Governmental Permits" has the meaning specified in Section 5.9.

          "Hazardous Materials" means any waste, pollutant, hazardous or toxic substance or waste, petroleum-based substance or waste, special waste or any constituent of any such substance or waste, as the same are defined in, or for which standards of care are imposed pursuant to, Environmental Laws.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "IBM" has the meaning specified in Section 4.6(b).

          "IBM Lease" has the meaning specified in Section 4.6(b).

          "Indemnified Party" has the meaning specified in Section 11.3(a).

          "Indemnitor" has the meaning specified in Section 11.3(a).

          "Independent Accountant" has the meaning specified in Section 3.3(f).

          "Instrument of Assignment" means the Instruments of Assignment in the forms of Exhibit A-1 or Exhibit A-2, as the case may be.

          "Instrument of Assumption" means the Instruments of Assumption in the forms of Exhibit B-1 or Exhibit B-2, as the case may be.

          "Intellectual  Property" means Copyrights,  Patent Rights,  Trademarks
and  Trade  Secrets  and  all  agreements,   Contracts,  licenses,  sublicenses,
assignments, and indemnities which relate or pertain to any of the foregoing.

          "Inventory" has the meaning specified in Section 2.1(b).

          "Inventory Adjustment Amount" has the meaning specified in Section 3.2(b).

          "Inventory Book Value" has the meaning specified in Section 3.3(a).

          "IRS" means the Internal Revenue Service.

          "knowledge" means, as to a particular matter, actual knowledge after due inquiry of Parent and its Affiliates.

          "Leased Real Property" has the meaning specified in Section 5.11.

          "Losses" means any and all losses,  costs,  obligations,  liabilities,
settlement  payments,  awards,  judgments,  fines,  penalties,   damages,  fees,
expenses, deficiencies claims or other charges.

          "Medical   Product   Regulatory   Authority"  means  any  Governmental
Authority that is concerned with the safety, efficacy, reliability, manufacture, sale or marketing of medical products.

          "MedSurg" has the meaning specified in the first paragraph of this Agreement.

          "Net Asset Adjustment" has the meaning specified in Section 3.2(b).

          "Net Assets" has the meaning specified in Section 3.2(b).

          "Net Deferred Closing Inventory" has the meaning specified in Section 3.5(c).

          "Net Inventory Base" means the amount of the Unfinished Goods set forth on the Balance Sheet minus the amount of Trade Payables set forth on the Balance Sheet.

          "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. Sections 651 et seq., any amendment thereto, any successor statute, and any regulations promulgated thereunder.

          "Parent" has the meaning specified in the first paragraph of this Agreement.

          "Parent Agreements" has the meaning specified in Section 5.21.

          "Parent Ancillary Agreements" means all agreements, instruments and documents being or to be executed and delivered by Parent or any of its Affiliates under this Agreement or in connection herewith.

          "Parent Group Member" means Parent and its Affiliates and their respective successors and assigns.

          "Patent Rights" means United States and foreign patents, patent applications, provisional applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, inventions (whether or not patentable or reduced to practice) or improvements thereto.

          "Permitted Encumbrances" means (a) liens for taxes and other governmental charges and assessments reflected on the Valuation Date Balance Sheet and arising in the ordinary course of the Business which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens reflected on the Valuation Date Balance Sheet and arising in the ordinary course of the Business for sums not yet due and payable, (c) other non-monetary liens or imperfections on property which do not interfere with, and are not violated by, the consummation of the transactions contemplated by this Agreement, and do not impair the marketability of, or detract from the value of or impair the existing use of the property affected by such lien or imperfection and (d) leases to which any leased asset is subject.

          "Person"  means  any  individual,   corporation,   partnership,  joint
venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Authority.

          "Physical  Inventory  Value"  has the  meaning  specified  in  Section
3.3(c).

          "Preliminary Purchase Price" has the meaning specified in Section 3.1.

          "Purchase Price" has the meaning specified in Section 3.1.

          "Purchase  Price  Adjustment  Amount"  has the  meaning  specified  in
Section 3.2(a).

          "Purchased Assets" has the meaning specified in Section 2.1.

          "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., and any amendments thereto, and any regulations promulgated thereunder, as in effect on or prior to the Closing Date.

          "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of Hazardous Materials into the indoor or outdoor environment or into or out of any of the Facilities, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or Facilities.

          "Remedial Action" means actions required to (a) clean up, remove, treat or in any other way address Hazardous Materials in the indoor or outdoor environment; (b) prevent the Release or threatened Release or minimize the further Release of Hazardous Materials; or (c) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

          "Requirements of Laws" means any foreign, federal, state and local laws, statutes, regulations, rules, codes, ordinances or requirements enacted, adopted, issued or promulgated by any Governmental Authority (including, without limitation, those pertaining to electrical, building, zoning, subdivision, land use, environmental and occupational safety and health requirements) or common law.

          "Software" means computer software programs and software systems, including, without limitation, all databases, compilations, tool sets, compilers, higher level or "proprietary" languages, related documentation, technical manuals and materials, whether in source code, object code or human readable form and any licenses or rights with respect to the foregoing.

          "Special Audit" has the meaning specified in Section 3.3(c).

          "Supply & License Agreement" means the Supply & License Agreement in the form of Exhibit C.

          "Tax" means any federal, state, local or foreign net income, alternative or add-on minimum, ad valorem, value-added, gross income, gross receipts, windfall profits, severance, production, environmental, property, sales, use, transfer, stamp, gains, license, excise, employment, payroll, withholding or minimum tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority.

          "Tax Return" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

          "Trade Payables" means accounts payable to trade creditors.

          "Trade Secrets" means confidential ideas, trade secrets, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans or other proprietary information.

          "Trademarks" means United States, state and foreign trademarks, service marks, logos, trade dress, trade names and Internet domain names (including all assumed or fictitious names under which the Business is conducting its business or has within the previous five years conducted its business), whether registered or unregistered and pending applications to register the foregoing.

          "Unfinished Goods" means all Inventory excluding finished goods inventory.

          "Valuation Date Balance Sheet" has the meaning specified in Section 3.4(a).

          "Year 2000 Compliant" means, with respect to a microprocessor, computer, computer program or other items of software (a) the functions, calculations, and other computing processes of the microprocessor, computer, program or software (collectively, the AProcesses@) perform in a consistent and correct manner without interruption regardless of the date on which the Processes are actually performed and regardless of the date input to the applicable computer system, whether before, on, or after January 1, 2000; (b) the microprocessor, computer, program or software accepts, calculates, compares, sorts, extracts, sequences, and otherwise processes date inputs and date values, and returns and displays date values, in a consistent and correct manner regardless of the dates used whether before, on, or after January 1, 2000; (c) the microprocessor, computer, program or software accepts and responds to year input, if any, in a manner that resolves any ambiguities as to century in a defined, predetermined, and appropriate manner; (d) the microprocessor, computer, program or software stores and displays date information in ways that are unambiguous as to the determination of the century; and (e) leap years will be determined by the following standard (A) if dividing the year by 4 yields an integer, it is a leap year, except for years ending in 00, but (B) a year ending in 00 is a leap year if dividing it by 400 yields an integer.

          "WARN Act" has the meaning specified in Section 5.19.

          "Warn Notice" has the meaning specified in Section 8.5(c).


                                   ARTICLE II

                                PURCHASE AND SALE


          2.1. Purchased Assets. Upon the terms and subject to the conditions of this Agreement and subject to Sections 2.2 and 4.5, on the Closing Date, Parent shall sell, transfer, assign, convey and deliver, or cause to be sold, transferred, assigned, conveyed and delivered, to Buyer, and Buyer shall purchase, free and clear of all Encumbrances (except for Permitted Encumbrances), the Business and all of the assets of Parent and its Affiliates including MedSurg, of every kind and description, wherever located, personal or mixed, tangible or intangible, used primarily, or held primarily for use in to the Business as the same shall exist on the Closing Date (herein collectively called the "Purchased Assets"), including, without limitation, all right, title and interest of MedSurg in, to and under:

                    (a) all notes and accounts receivable;

                    (b)  except  for the  consignment  Inventory  set  forth  in
          Schedule  2.2(I),  all  raw  materials,   supplies,   work-in-process,
          finished goods, packaging materials, samples and other materials included in the inventory (the "Inventory");

                    (c) the machinery, equipment, appliances, vehicles, tools, spare parts, accessories, furniture and other personal property listed or referred to in Schedule 5.13 (including all such items which are currently on order for use primarily in the Business and all such items which are stored or used off-site but which have been used primarily in the ordinary course of the Business within the 12 months preceding the date hereof);

                    (d) the personal property leases listed in Schedule 5.14;

                    (e) the lease agreements and leasehold improvements listed or described in Schedule 5.11;

                    (f) the Governmental Permits listed in Schedule 5.9;

                    (g) the Copyrights, Patent Rights and Trademarks (and all goodwill associated therewith), including the product labels, Contracts, licenses, sublicenses, assignments and indemnities, listed in Schedule 5.15;

                    (h) the Parent Agreements included as part of the Purchased Assets;

                    (i) all Trade Secrets and other proprietary or confidential information used primarily in or relating primarily to the Business;

                    (j) [INTENTIONALLY BLANK];

                    (k) all books, records, files, invoices, Inventory records, product specifications, advertising materials, customer lists, cost and pricing information, supplier lists, business plans, catalogs, customer literature, quality control records and manuals, research and development files, records and laboratory books and credit records of customers (including all data and other information stored on discs, tapes or other media) primarily relating to the assets, properties, business and operations of the Business, excluding, however, records, files and other information kept for financial reporting or income tax purposes;

                    (l) all telephone, telex and telephone facsimile numbers, other directory listings and Internet domain names utilized primarily in connection with the Business, including the toll free customer service numbers listed in Schedule 2.1(L);

                    (m) all benefits and rights arising from prepaid expenses attributable primarily to the Business other than those relating to any of the Excluded Assets, including, without limitation, (i) ad valorem and other property Taxes, (ii) all refundable security deposits paid by MedSurg with respect to the Contracts listed in
          Schedule 5.20, (iii) pre-paid expenses to outside vendors for special orders that have not been reimbursed to MedSurg in the ordinary course of the Business, and (iv) payments or deposits related to licenses and permits transferred to Buyer; and

                    (n) all benefits and rights, including rights of recovery, under insurance notices relating primarily to the Business or the Purchased Assets with respect to occurrences on or prior to the Closing Date.

          2.2. Excluded Assets. Notwithstanding the provisions of Section 2.1, the Purchased Assets shall not include the following (herein referred to as the "Excluded Assets"):

                    (a) all cash, bank deposits and cash equivalents, except for deposits and refunds related to the Purchased Assets;

                    (b) except as provided in Section 8.2, the name "Isolyser" or any related or similar trade names, trademarks, service marks or logos to the extent the same incorporate the name "Isolyser" or any variation thereof;

                    (c) rights, claims or causes of action against third parties relating to the assets, properties, business or operations of the Business which may arise in connection with the discharge by Parent of the Excluded Liabilities;

                    (d) Intellectual Property related primarily to Parent's Orex and Enviroguard products;

                    (e) all Contracts of insurance;

                    (f) all corporate minute books and stock transfer books and the corporate seal of MedSurg;

                    (g) all Contracts with employees of Parent or MedSurg, other than those Contracts entered into by employees in a capacity other than as employees of Parent or MedSurg;

                    (h) all refunds of any Tax for which Parent or MedSurg is liable pursuant to Section 8.3;

                    (i) Inventory on consignment from unrelated third parties of Parent, MedSurg or any of their Affiliates set forth in Schedule 2.2(I);

                    (j) all assets under or relating to any employee benefit plan, program or arrangement of Parent, MedSurg or any of their Affiliates;

                    (k) Software listed on Schedule 5.15;

                    (l) the name "MedSurg Industries, Inc.";

                    (m) the Contracts listed in items 1 and 2 of Schedule 5.14; in items 1 and 2 of Schedule 5.15; and in items 3, 4, 6, 7, 8, 9, 11, 12, 14, 15, and 16 of Schedule 5.20; and

                    (n) the items described in Schedule 5.8.

          2.3. Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Buyer shall, subject to Sections 2.4 and 4.5, deliver to MedSurg the Instrument of Assumption pursuant to which Buyer shall assume and agree to discharge all of the following obligations and liabilities of Parent or its Affiliates, including MedSurg in accordance with their respective terms and subject to the respective conditions thereof:

                  (a) all liabilities of the Business other than Trade Payables reflected in the Valuation Date Balance Sheet as a dollar amount but only to the extent of the dollar amount shown thereon;

                  (b) all Trade Payables included in the Deferred Closing Trade Payables Amount as a dollar amount but only to the extent of the dollar amount so included;

                  (c) all liabilities and obligations to be paid or performed after the Closing Date under the Parent Agreements or any other Contracts related primarily to the Business which are not required by the terms of Section 5.20 to be listed or described in Schedule 5.20, in each case included as part of the Purchased Assets; and

                  (d) all liabilities and obligations arising out of or resulting from the conduct of the Business from the Balance Sheet Date to the Closing Date but only if such liabilities and obligations shall have been incurred by MedSurg in the ordinary course of the Business consistent with past practice and in compliance with this Agreement; provided, however, that nothing in this Section 2.3 shall be deemed to modify or limit any representation or warranty contained in Article V or any covenant or obligation of Parent contained in this Agreement or the obligation to indemnify Buyer as provided in Article XI.

All of the foregoing liabilities and obligations to be assumed by Buyer hereunder (excluding any Excluded Liabilities) are referred to herein as the "Assumed Liabilities".

          2.4. Excluded Liabilities. Notwithstanding anything to the contrary in
Section 2.3 and subject to Section 4.5, Buyer shall not assume or be obligated to pay, perform or otherwise discharge any liability or obligation of Parent or any of its Affiliates including MedSurg, direct or indirect, known or unknown, absolute or contingent, not expressly assumed by Buyer pursuant to the Instrument of Assumption (all such liabilities and obligations not being assumed being herein called the "Excluded Liabilities") and none of the following shall be Assumed Liabilities for purposes of this Agreement:

               (a) any liabilities in respect of Taxes for which Parent is liable pursuant to Section 8.3;

               (b)  any   intercompany   payables  and  other   liabilities   or
          obligations to Parent or any of its Affiliates, except as set forth in
          Schedule 2.4(B);

               (c) any costs and expenses incurred by Parent or MedSurg incident to its negotiation and preparation of this Agreement and its performance and compliance with the agreements and conditions contained herein;

               (d) any liabilities or obligations in respect of any Excluded Assets except Excluded Assets described in Section 2.2(i);

               (e) any liabilities in respect of the claims or proceedings described in Schedule 5.22;

               (f) liabilities of any kind which were not reflected on the Valuation Date Balance Sheet as a dollar amount or which are in excess of the dollar amount shown thereon (other than those described in Section 2.3(c) or (d);

               (g) any liabilities and obligations related to, associated with or arising out of the occupancy, operation, use or control of any of the Facilities or the operation of the Business on or prior to the Closing Date, in each case incurred or imposed by any Environmental Law (including, without limitation, any Release of any Hazardous Materials on, at or from (i) the Facilities, including, without limitation, all facilities, improvements, structures and equipment thereon, surface water thereon or adjacent thereto and soil or groundwater thereunder, or any conditions whatsoever on, under or in the vicinity of such real property) or (ii) any real property or facility owned by a third Person to which Hazardous Materials generated by the Business were sent prior to the Closing Date;

               (h) any product liability or claims for injury to person or property, regardless of when made or asserted, relating to products manufactured, distributed or sold by the Business or services performed by the Business on or prior to the Closing Date or which is imposed, or asserted to be imposed, by operation of law, in connection with any service performed or product manufactured by or on behalf of Parent or any of its Affiliates, including MedSurg, prior to the Closing Date;

               (i) any recalls on or after the Closing Date mandated by any Governmental Authority of the products manufactured, distributed or sold by the Business on or prior to the Closing Date;

               (j) any liability, claim or obligation arising out of, or otherwise relating to, any Actions (i) currently pending, as of the Closing Date, against Parent or any of its Affiliates including MedSurg, or (ii) instituted after Closing to the extent based upon, or arising out of, any fact, condition, event or circumstance which occurs or is otherwise existing prior to the Closing Date;

               (k) any obligations related to products manufactured, distributed or sold by the Business on or prior to the Closing Date which are returned by a customer after the Closing Date;

               (l) any liability or obligation to provide warranty or service on, or to repair or replace, any products manufactured, distributed or sold by the Business on or prior to the Closing Date;

               (m) any liability or obligation arising with respect to any claim seeking recovery for consequential damage, lost revenue or income or punitive damages, regardless of the nature thereof, to the extent arising out of service performed or products related to the Business manufactured by or on behalf of Parent or any of its Affiliates, including MedSurg, prior to the Closing Date or any other fact, condition, event or circumstance which occurs or is otherwise existing prior to the Closing Date;

               (n) any liability or obligation within the scope of Section 8.5;

               (o) any obligations of Parent or any of its Affiliates, including MedSurg, to indemnify any Person in connection with the operation of the Business by reason of the fact that such Person was an officer, employee or agent of Parent or any of its Affiliates or was serving at the request of Parent or any of its Affiliates as a partner, trustee, director, officer, employee or agent of another entity, whether arising under Contract, common law or otherwise; and

               (p) any liability or obligation to Employees for vacation pay or severance.

          2.5. Nonassignable Contracts. To the extent that assignment hereunder to Buyer of any Contract, license, lease, or permit is not permitted or is not permitted without the consent of any third Person, this Agreement shall not be deemed to constitute an undertaking to assign the same if such consent is not given or if such an undertaking otherwise would constitute a breach of or cause a loss of benefits thereunder. Parent shall use its commercially reasonable efforts to obtain any and all such third Person consents effective as of the Closing. Parent shall also use its commercially reasonable efforts to cooperate with and assist Buyer in preparing and submitting any information required in connection with registrations and licenses that relate to periods of time commencing prior to and ending after the Closing Date; provided that Parent shall have no obligation to offer or pay any consideration in order to obtain any such consents or approvals provided further, that, in the case of any arrangements relating to the sale of products of the Business to any
Governmental Authority. Parent and MedSurg will cooperate with Buyer to facilitate the approval and/or the novation of such arrangements in favor of Buyer, and until the earlier to occur of such approval or novation, Parent and MedSurg will assist Buyer with respect to the sale of any such products currently offered for sale pursuant to such arrangements.


                                   ARTICLE III

                                 PURCHASE PRICE

          3.1. Purchase Price. The purchase price for the Purchased Assets (the "Purchase Price") shall be equal to $31,800,000 (the "Preliminary Purchase Price"), as adjusted pursuant to Section 3.2 and Section 3.5 below. The Purchase Price shall be paid by Buyer in cash pursuant to Section 4.2 hereof.

          3.2. Adjustment to Preliminary Purchase Price. (a) If the Adjusted Purchase Price (as herein defined) is less than the Preliminary Purchase Price, the Preliminary Purchase Price shall be decreased by the amount of such difference (the "Purchase Price Adjustment Amount").

          (b) For purposes of Sections 3.2 and 3.4, the following terms have the following meanings:

               "Adjusted Purchase Price" means the Preliminary Purchase Price, minus the Net Asset Adjustment, if any.

               "Net Assets" means the Purchased Assets as shown on the Valuation Date Balance Sheet, excluding any amounts for Unfinished Goods shown thereon, minus Assumed Liabilities, excluding Trade Payables.

               "Net Asset Adjustment" means an amount, if any, equal to the excess of $15,000,000 over the Net Assets shown on the Valuation Date Balance Sheet; provided, however, that if such amount is less than $ 1,500,000 then the Net Asset Adjustment shall be zero.

          3.3. Determination of Inventory Adjustment Amount. (a) Prior to the Closing Date, Buyer shall be entitled to test the accuracy of the amounts of Inventory reflected in Parent's general ledger (the "Inventory Book Value"). Such testing shall consist of (A) tying the Inventory balance in Parent's general ledger to the Inventory balance in Parent's perpetual inventory system,
(B) testing Parent's perpetual inventory system by performing a reasonable number of test counts, and (C) identifying slow moving and obsolete Inventory.

          (b) If, as a result of the testing performed by Buyer described in clause (a) above, Buyer shall determine that the amounts of Inventory reflected on Parent's general ledger are acceptable, then for purposes of determining the amount of Net Assets as of the Closing Date and the Amount of the Deferred Closing Unfinished Goods Inventory, Inventory shall be determined by the amount of Inventory reflected on Parent's general ledger.

          (c) If, as a result of the testing performed by Buyer described in clause (a) above, Buyer shall determine that the amounts of Inventory reflected on Parent's general ledger are not acceptable, Parent shall cause a special audit of the physical Inventory (the "Special Audit") to be conducted by Deloitte & Touche for purposes of verifying the amount of Inventory (the "Physical Inventory Value"). Such Special Audit shall be conducted as of the Closing Date with respect to all Inventory other than Unfinished Goods and as of the Deferred Closing Date with respect to Unfinished Goods. Buyer and Buyer's representatives shall be permitted to observe the Special Audit. Upon completion of the Special Audits (but not later than 30 days after the Closing Date or the Deferred Closing Date, as the case may be), Parent shall prepare and deliver schedules to Buyer setting forth the Physical Inventory Value (excluding Unfinished Goods) as of the Closing Date and Unfinished Goods as of the Deferred Closing Date observed during the Special Audit. Such schedules shall be prepared in accordance with the Agreed Accounting Principles, including:

                  (i) a breakdown of the physical Inventory present as of the effective date of the audit, including each item included in such Inventory, the quantities of each such item and the value of each such item;

                  (ii) adequate documentation supporting the aggregate purchased quantities and aggregate purchased cost for the physical Inventory; and

                  (iii) the method (e.g., average cost or market value) used for calculation of the Physical Inventory Value as of the effective date of the audit.


          (d) Promptly following its receipt of the Physical Inventory Value schedule, Buyer may review the same and, within 20 days after the date of such receipt, may deliver to Parent a certificate setting forth its objections to the calculation of the Physical Inventory Value as set forth in the Physical Inventory Value schedule, together with a summary of the reasons therefor and calculations which, in its view, are necessary to eliminate such objections. In the event that Buyer does not so object within such 20-day period, the Physical Inventory Value set forth in the Physical Inventory Value schedule shall be final and binding for purposes of this Agreement but shall not limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement.

          (e) In the event that the Buyer objects within such 20-day period, the parties shall use their reasonable efforts to resolve by written agreement any differences as to the Physical Inventory Value and, in the event parties so resolve (in writing) any such differences, the Physical Inventory Value (as adjusted) shall be final and binding for purposes of this Agreement but shall not limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement.

          (f) In the event any objections relating to the calculation of the Physical Inventory Value raised by Buyer are not resolved within the 15-day period next following such 20-day period, then the matter shall be referred to a firm of independent certified public accounts as the parties mutually agreement (the "Independent Accountant") for resolution. The Independent Accountant shall be instructed to use every reasonable effort to resolve the matter within 15 days of the submission to it of the dispute and, in any case, as soon as practicable after such submission. The decision of the Independent Accountant with respect to any such disputed item shall be final, binding and conclusive on the parties and there shall be no right of appeal therefrom. The fees, costs and expenses of the Independent Accountant shall be shared equally by Buyer and Parent.

          3.4. Determination of Net Asset Adjustment. (a) As soon as possible, but in any event on or before the 60th day following the Closing Date, Buyer shall prepare and distribute to Parent (i) an unaudited balance sheet of the Business as of the close of business on the Closing Date (the "Valuation Date Balance Sheet") and (ii) a report (the "Adjustment Report") setting forth the Adjusted Purchase Price and the Net Asset Adjustment, along with a calculation of each such item. Buyer shall prepare the Valuation Date Balance Sheet in accordance with Agreed Accounting Principles.

          (b) Promptly following its receipt of the Valuation Date Balance Sheet and the Adjustment Report, Parent may review same. The Valuation Date Balance Sheet and the Adjustment Report will be deemed to be accepted by the parties hereto and shall be conclusive for purposes of determining the Adjusted Purchase Price and the Net Asset Adjustment, except to the extent that, within 20 days after the date of such receipt, Parent may deliver to Buyer describing in reasonable detail its objections (if any) thereto, specifying the amount in dispute together with a summary of the reasons therefor and calculations which, in its view, are necessary to eliminate such objections. Buyer and Parent shall use reasonable efforts to resolve any such objections in good faith, but if they do not obtain a final resolution within 15 days after Parent has delivered the statement of objections, then the Independent Accountant shall be retained to resolve any remaining objections and shall within 25 days after submission determine and report to Buyer and Parent upon such remaining disputed items. The fees, costs and expenses of the Independent Accountant shall be shared equally by Buyer and Parent.

          (c) Promptly (but not later than 5 days) after the determination of the Adjusted Purchase Price pursuant to Sections 3.2 and 3.4 that is final and binding as set forth herein, Parent shall pay to Buyer, the Purchase Price Adjustment Amount, if any, by wire transfer of immediately available funds to the account in the United States specified by Buyer.

          3.5. Deferred Closing Adjustment to Purchase Price. (a) Within 60 days following the termination of the Contract Manufacturing Agreement as provided therein, Buyer shall prepare and distribute to Parent (i) a schedule setting forth the amount of the Unfinished Goods as of such termination date (the "Deferred Closing Unfinished Goods Inventory") and each item included therein, the quantities of each such item and the value of each such item determined in accordance with the Agreed Accounting Principles; (ii) a schedule setting forth the amount of the Trade Payables as of such date (the "Deferred Closing Trade Payables"); and (iii) a report setting forth the Deferred Closing Purchase Price Adjustment Amount as determined in accordance with Section 3.5(c) (collectively, such schedules and report shall be hereinafter referred to as the "Deferred Closing Adjustment Report").

          (b) Promptly following its receipt of the Deferred Closing Adjustment Report, Parent may review same. The Deferred Closing Adjustment Report will be deemed to be accepted by the parties hereto and shall be conclusive for purposes of determining the Deferred Closing Unfinished Goods Inventory, Deferred Closing Trade Payables and the Deferred Closing Purchase Price Adjustment Amount, except to the extent that, within 20 days after the date of such receipt, Parent may deliver to Buyer describing in reasonable detail its objections (if any) thereto, specifying the amount in dispute together with a summary of the reasons therefor and calculations which, in its view, are necessary to eliminate such objections. Buyer and Parent shall use reasonable efforts to resolve any such objections in good faith, but if they do not obtain a final resolution within 10 days after Parent has delivered the statement of objections, then the Independent Accountant shall be retained to resolve any remaining objections and shall within 15 days after submission determine and report to Buyer and Parent upon such disputed items. The fees, costs and expenses of the Independent Accountant shall be shared equally by Buyer and Parent.

          (c) The "Deferred Closing Purchase Price Adjustment Amount" shall be equal to the Net Inventory Base minus the Net Deferred Closing Inventory. For purposes of this Section 3.5, "Net Deferred Closing Inventory" means the
Deferred Closing Unfinished Goods Inventory minus the Deferred Closing Trade Payables.

          (d) Promptly (but not later than 5 days) after determination of the Deferred Closing Purchase Price Adjustment Amount pursuant to this Section 3.5 that is final and binding as set forth herein, Parent shall pay to Buyer, the Deferred Closing Purchase Price Adjustment Amount, if any, by wire transfer of immediately available funds to the account in the United States specified by Buyer.

          3.6. Allocation of Purchase Price. Within 30 days following the Deferred Closing Date, Buyer shall deliver to Parent a schedule (the "Allocation Schedule") allocating the Purchase Price (including, for purposes of this
Section 3.6, any other consideration paid to Parent including the Assumed Liabilities) among the Purchased Assets and the covenants of Parent in Section
8.1. The Allocation Schedule shall be reasonable and shall be prepared in accordance with Section 1060 of the Code and the regulations thereunder. Parent agrees that promptly after receiving the Allocation Schedule, it shall sign the Allocation Schedule and return an executed copy thereof to Buyer. Buyer and Parent each agrees to file Internal Revenue Service Form 8594, and all federal, state, local and foreign Tax Returns, in accordance with the Allocation Schedule. Buyer and Parent each agrees to provide the other promptly with any other information required to complete Form 8594.

                                   ARTICLE IV

                                     CLOSING

          4.1. Closing Date. The Closing shall be consummated at 10:00 A.M., local time, on the third business day following the expiration or termination of the waiting period under the HSR Act, or such later date as may be agreed upon by Buyer and Parent after the conditions set forth in Articles IX and X have been satisfied, at the offices of Sidley & Austin, One First National Plaza, Chicago, IL 60603, or at such other place or at such other time as shall be agreed upon by Buyer and Parent, except that the closing with respect to the Unfinished Goods and Trade Payables shall be consummated as provided in Section
4.5. The time and date on which the Closing is actually held are sometimes referred to herein as the "Closing Date."

          4.2. Payment on the Closing Date; Escrow. (a) Subject to fulfillment or waiver of the conditions set forth in Article IX, at Closing Buyer shall pay MedSurg an amount equal to the Preliminary Purchase Price less the Escrowed Amount (as defined below) by wire transfer of immediately available funds to the account in the United States specified by Parent in writing to Buyer at least two business days prior to the Closing.

          (b) On or prior to the Closing Date, Buyer, MedSurg and the First National Bank of Chicago, as escrow agent (the "Escrow Agent"), shall enter into an Escrow Agreement in the form of Exhibit E (the "Escrow Agreement") providing for the establishment of an escrow account (the "Escrow Account") with the Escrow Agent to secure the obligations of Parent to Buyer (and any Buyer Group Member) pursuant to Article XI hereof. No right or remedy given by any term of the Escrow Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available under this Agreement, at law or in equity. At the Closing, there shall be deposited in the Escrow Account 10% of the sum of Preliminary Purchase Price (the "Escrowed Amount"), which shall be subsequently disbursed in accordance with the terms, conditions and provisions of the Escrow Agreement. The Escrow Agent=s fees shall be shared equally by Buyer and Parent.

          4.3. Buyer's Additional Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IX, at Closing Buyer shall deliver to MedSurg all the following:

                    (a) Copies of Buyer's Certificate of Incorporation, as amended, certified as of a recent date by the Secretary of State of the State of Delaware;

                    (b) Certificate of good standing of Buyer issued as of a recent date by the Secretary of State of the State of Delaware;

                    (c) Certificate of the secretary or an assistant secretary of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Parent, as to (i) no amendments to the Certificate of Incorporation of Buyer since a specified date; (ii) the by-laws of Buyer; (iii) the resolutions of the Board of Directors of Buyer authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of Buyer executing this Agreement and any Buyer Ancillary Agreement;

                  (d) Opinions of Buyer's General Counsel and Sidley & Austin substantially in the forms contained in Exhibit F;

                    (e) The Instrument of Assumption duly executed by Buyer, as set forth in Exhibit B-1;

                  (f)  The  certificate   contemplated  by  Section  10.1,  duly
         executed by the President or any Vice President of Buyer;

                  (g) The Escrow Agreement duly executed by Buyer;

                  (h) The Supply & License Agreement duly executed by Buyer; and

                  (i) The Contract  Manufacturing  Agreement  duly executed by
          Buyer.

          4.4. Parent's Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article X, at Closing Parent shall deliver to Buyer all the following:

                  (a) Copies of the Articles of Incorporation, as amended, of Parent and MedSurg certified as of a recent date by the Secretary of State of the State of Georgia;

                  (b) Certificate of good standing of Parent and MedSurg issued as of a recent date by the Secretary of State of the State of Georgia;

                  (c) Certificate of the secretary or an assistant secretary of Parent, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) no amendments to the Articles of Incorporation of Parent and MedSurg since a specified date; (ii) the by-laws of Parent and MedSurg; (iii) the resolutions of the Board of Directors of Parent and of the Board of Directors and/or stockholders of MedSurg authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of Parent and MedSurg executing this Agreement and any Parent Ancillary Agreement;

                  (d) Opinion of counsel to Parent substantially in the form contained in Exhibit G;

                  (e) The Instrument of Assignment duly executed by MedSurg, as set forth in Exhibit A-1;

                  (f) Certificates of title or origin (or like documents) with respect to any vehicles or other equipment included in the Purchased Assets for which a certificate of title or origin is required in order to transfer title;

                  (g) Any other assignments or instruments with respect to any Intellectual Property included in the Purchased Assets for which an assignment or instrument is required to assign, transfer and convey such assets to Buyer;

                  (h) All consents, waivers or approvals obtained by Parent or MedSurg with respect to the Purchased Assets or the consummation of the transactions contemplated by this Agreement;

                  (i) The Supply & License Agreement duly executed by Parent;

                  (j) The Escrow Agreement duly executed by MedSurg;

                  (k) The Contract Manufacturing Agreement duly executed by Parent and MedSurg;

                  (l) The certificates contemplated by Sections 9.1 and 9.2, duly executed by the President or any Vice President of Parent;

                  (m) Such other bills of sale, assignments and other instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Buyer;

                  (n) Such lien releases and termination statements or other reasonable evidence as Buyer may require relating to the release of any Encumbrances (other than Permitted Encumbrances) which may exist with respect to any Purchased Assets; and

                  (o) Documentation deemed adequate by Buyer demonstrating full compliance with any applicable environmental property transfer act.

In addition to the above deliveries, Parent and MedSurg shall take all steps and actions as Buyer may reasonably request or as may otherwise be necessary to put Buyer in actual possession or control of the Purchased Assets.

          4.5. Deferred Closing. The closing with respect to the Unfinished Goods and Trade Payables (the "Deferred Closing") shall be consummated at 10:00 A.M., local time on the first day following the termination of the Contract Manufacturing Agreement, at the offices of Sidley & Austin, One First National Plaza, Chicago, IL 60603, or at such other place or at such other time as shall be agreed upon by Buyer and Parent. At the Deferred Closing:

                  (a) MedSurg shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase, free and clear of all Encumbrances (except for Permitted Encumbrances), the Unfinished Goods;

                  (b) Buyer shall assume all liabilities for the Deferred Closing Trade Payables and shall deliver to MedSurg the Instrument of Assumption duly executed by Buyer as set forth in Exhibit B-2;

                  (c) Parent shall (i) provide any documents, instruments or assignments, including the Instrument of Assignment as set forth in Exhibit A-2 and (ii) take all steps and actions as Buyer may reasonably request or as may be necessary to put Buyer in actual possession or control of the Unfinished Goods and Trade Payables;

                  (d) Notwithstanding Sections 2.4(p) or 8.5 of this Agreement, Buyer shall pay MedSurg on the date of the Deferred Closing as additional purchase price an amount equal to the lesser of: (i) the sum of (A) $250,000, and (B) any unused vacation accrued on the books of MedSurg as of the date of the Deferred Closing and any severance, in each case payable to the employees of MedSurg as a result of any termination of employment as of the date of the Deferred Closing; or
         (ii) $1,200,000, by wire transfer of immediately available funds to an account in the United States specified by Parent in writing to Buyer at least two business days prior to the Deferred Closing; and

                  (e) MedSurg shall sell, transfer, assign and convey to Buyer, and Buyer shall purchase free and clear of all Encumbrances (except for Permitted Encumbrances), the name "MedSurg Industries, Inc." and MedSurg shall promptly after the Deferred Closing change its corporate name to a name that does not include "MedSurg" or any variation thereof.

          4.6. Payments in Connection with Certain Personal Property Leases. (a) Buyer shall pay Computer Associates International, Inc., ("CA") on behalf of Parent the remaining unpaid license fees in accordance with paragraph 1 of Exhibit H in connection with the Order Form between Parent and CA dated July 31, 1997, as amended (the "CA License Agreement").

          (b) Buyer shall pay IBM Credit Corporation ("IBM") on behalf of Parent the remaining unpaid license fees in accordance with paragraph 2 of Exhibit H in connection with the Term Lease Master Agreement between Parent and IBM dated October 14, 1996, as amended (the "IBM Lease").

          (c) To the extent that either the CA License Agreement or the IBM Lease are modified such that the outstanding license fee payments set forth in Exhibit H are reduced, Buyer shall only be obligated to pay such reduced license fee amounts.

                                    ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF PARENT AND MEDSURG

          As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Parent and MedSurg represent and warrant to Buyer and agree as follows:

          5.1. Organization of Parent. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Parent is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions listed in Schedule 5.1. Such jurisdictions are the only ones in which the ownership or leasing of its properties or the conduct of its Business requires such qualification. Except as set forth in Schedule 5.1, no other jurisdiction has demanded, requested or otherwise indicated that Parent is required so to qualify. Parent has full corporate power and authority to own or lease and to operate and use the Purchased Assets and to carry on the Business as now conducted.

          True  and  complete   copies  of  the   certificate   or  articles  of
incorporation and all amendments thereto and of the By-laws, as amended to date, of Parent have been delivered to Buyer.

          5.2. Subsidiaries and Investments. (a) Except for MedSurg, Parent does not, directly or indirectly, (i) own, of record or beneficially, any outstanding voting securities or other equity interests in any Person which is involved in, or relates to, or holds assets used primarily in the Business or (ii) control any Person which is involved in, or relates to, or holds assets used primarily in the Business.

          (b) MedSurg is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. MedSurg is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions listed in Schedule 5.2(A). Such jurisdictions are the only ones in which the ownership or leasing of the Purchased Assets or the conduct of the Business requires such qualification. Except as set forth in Schedule 5.2(A), no other jurisdiction has demanded, requested or otherwise indicated that MedSurg is required so to qualify on account of the ownership or leasing of the Purchased Assets or the conduct of the Business. MedSurg has full power and authority to own or lease and to operate and use the Purchased Assets and to carry on the Business as now conducted.

          All of the outstanding shares of capital stock of MedSurg are validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of MedSurg are owned by Parent of record and beneficially.

          True and complete copies of the articles of incorporation and all amendments thereto and of the By-laws, as amended to date, of MedSurg have been delivered to Buyer.

          5.3. Authority of Parent. Parent has full power and authority to execute, deliver and perform this Agreement and each of the Parent Ancillary Agreements to which it is a party. MedSurg has full power and authority to execute, deliver and perform each of the Parent Ancillary Agreements to which it is a party. The execution, delivery and performance of this Agreement and the Parent Ancillary Agreements by Parent and MedSurg, as the case may be, have been duly authorized and approved by Parent's board of directors and by the board of directors and stockholders of MedSurg and do not require any further authorization or consent of Parent or its stockholders. Assuming that this Agreement and each of the Parent Ancillary Agreements to which Buyer is a party constitutes a valid and binding agreement of Buyer, this Agreement has been duly authorized, executed and delivered by Parent and is the legal, valid and binding obligation of Parent enforceable in accordance with its terms, and each of the Parent Ancillary Agreements has been duly authorized by Parent and MedSurg and upon execution and delivery by Parent or MedSurg, as the case may be, will be a legal, valid and binding obligation of Parent enforceable in accordance with its terms.

          Except as set forth in Schedule 5.3, neither the execution and delivery of this Agreement or any of the Parent Ancillary Agreements or the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof will:

                  (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Purchased Assets, under (1) the charter or By-laws of Parent or MedSurg, (2) any Parent Agreement, (3) any other note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Parent or MedSurg is a party or any of the Purchased Assets is subject or by which Parent is bound, (4) any Court Order to which Parent or MedSurg is a party or any of the Purchased Assets is subject or by which Parent or MedSurg is bound, or (5) any Requirements of Laws affecting Parent, MedSurg or the Purchased Assets; or

                  (ii) require the approval, consent, authorization or act of, or the making by Parent, MedSurg or the Business of any declaration, filing or registration with, any Person, except as provided under the HSR Act.

          5.4. Financial Statements. Schedule 5.4 contains (i) the unaudited balance sheets of the Business as of December 31, 1997 and 1998 and the related statements of income and cash flows for the years then ended and (ii) the unaudited balance sheet of the Business as of April 30, 1999 and the related statements of income and cash flows for the four months then ended. Such balance sheets and statements of income and cash flow, have been prepared in conformity with generally accepted accounting principles consistently applied, and such balance sheets and related statements of income and cash flow present fairly the financial position and results of operations of the Business as of their respective dates and for the respective periods covered thereby.

          5.5.  Operations  Since Balance Sheet Date. (a) Except as set forth in
Schedule 5.5(A), since the Balance Sheet Date, there has been:

                  (i) no material adverse change in the Facilities, the Purchased Assets, the Business or the operations, liabilities, profits, prospects or condition (financial or otherwise) of the Business, and to the knowledge of Parent or MedSurg no fact or condition exists or is contemplated or threatened which might reasonably be expected to cause such a change in the future; and

                  (ii) no material damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting any of the Facilities, the Purchased Assets or the Business.

          (b) Except as set forth in Schedule 5.5(B), since the Balance Sheet Date, each of Parent and MedSurg has conducted the Business only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since the Balance Sheet Date, except as set forth in such Schedule, neither Parent nor MedSurg has in respect of the Business:

                  (i) sold, leased (as lessor), transferred or otherwise disposed of (including any transfers (other than transfers of cash) from the Business to Parent or any of its Affiliates), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance on, any of the assets reflected on the Balance Sheet or any assets acquired by the Business after the Balance Sheet Date, except for Inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of the Business consistent with past practice and except for Permitted Encumbrances;

                  (ii) canceled any debts owed to or claims held by the Business (including the settlement of any claims or litigation) or waived any other rights held by the Business other than in the ordinary course of the Business consistent with past practice;

                  (iii) created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money in respect of the Business (other than money borrowed or advances from Parent or any of its Affiliates in the ordinary course of the Business consistent with past practice) or entered into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13);

                  (iv) accelerated or delayed collection of notes or accounts receivable generated by the Business in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of the Business consistent with past practice;

                  (v) delayed or accelerated payment of any account payable or other liability of the Business beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of the Business consistent with past practice;

                  (vi) allowed the levels of Inventory of the Business to vary in any material respect from the levels customarily maintained in the Business;

                  (vii) made, or agreed to make, any payment of cash or distribution of assets to Parent or any of its Affiliates (other than cash realized upon collection of receivables in the ordinary course of the Business);

                  (viii) instituted any increase in any compensation payable to any employee of either Parent or MedSurg with respect to the Business or in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to employees of either Parent or MedSurg with respect to the Business;

                  (ix)  made  any  change  in  the  accounting   principles  and
         practices used by either Parent or MedSurg or the Business;

                  (x) paid any claims against the Business (including the settlement of any claims and litigation against the Business or the payment or settlement of any obligations or liabilities of the Business) other than in the ordinary course of the Business consistent with past practice;

                  (xi) acquired any real property or undertaken or committed to undertake capital expenditures exceeding $25,000 in the aggregate; or

                  (xii) entered into or become committed to enter into any other transaction material to the Business except in the ordinary course of the Business.

          5.6. No Undisclosed Liabilities. Except as set forth in Schedule 5.6, neither Parent nor MedSurg is subject, with respect to the Business, to any liability (including, without limitation, unasserted claims, whether known or unknown) required to be recorded under generally accepted accounting principles, whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for in the Balance Sheet, other than
(a) liabilities of the same nature as those set forth in the Balance Sheet and the notes thereto and reasonably incurred in the ordinary course of the Business after the Balance Sheet Date and (b) liabilities under or reflected in this Agreement or the Schedules hereto.

          5.7. Taxes. (a) Except as set forth in Schedule 5.7, (i) Parent or MedSurg has, in respect of the Business and the Purchased Assets, filed all Tax Returns which are required to be filed prior to the date hereof and have paid all Taxes which have become due pursuant to such Tax Returns or pursuant to any assessment which has become payable except such taxes, if any, as not yet due and are being contested in good faith and which are either fully reserved on the Balance Sheet or accrued after April 30, 1999; (ii) all such Tax Returns are complete and accurate and disclose all Taxes required to be paid in respect of the Business and, the Purchased Assets; (iii) all such Tax Returns have been examined by the relevant taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (iv) there is no action, suit, investigation, audit, claim or assessment pending or, to the knowledge of Parent or MedSurg, proposed or threatened with respect to Taxes of the Business or, the Purchased Assets, (v) Parent has not waived or been requested to waive any statute of limitations in respect of Taxes associated with the Business or the Purchased Assets; (vi) all monies required to be withheld by Parent from employees for income Taxes and social security and other payroll Taxes have been collected or withheld, and either paid to the respective taxing authorities, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the Business; (vii) no transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code and no stock transfer taxes, real estate transfer taxes, or other similar taxes will be imposed on the transfer of the Purchased Assets pursuant to this Agreement; (viii) following the Closing Date, pursuant to any agreement or arrangement entered into by Parent on or prior to the Closing Date, Buyer will not be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

         (b) Parent is properly treated as the owner, for all federal, state, local and other income Tax purposes, of all property of which it is the lessor.

          5.8. Availability of Assets. (a) Except as set forth in Schedule 5.8 and except for the Excluded Assets, the Purchased Assets constitute all the assets used, or held for use in, or otherwise relating to the Business (including, but not limited to, all books, records, computers and computer programs and data processing systems). Each tangible asset of the Business has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

         (b) Schedule 5.8 sets forth a description of all material services provided by Parent or any Affiliate of Parent with respect to the Business utilizing either (i) assets not included in the Purchased Assets or (ii) employees of Parent or any of its Affiliates.

          5.9. Governmental Permits. Either Parent or MedSurg owns, holds or possesses all licenses, franchises, permits, registrations, certifications, privileges, immunities, approvals and other authorizations from a Governmental Authority which are necessary to entitle it to own or lease, operate and use the Purchased Assets and to carry on and conduct the Business substantially as currently conducted (herein collectively called the "Governmental Permits"), and has made all filings with, or notifications to, all Medical Product Regulatory Authorities required pursuant to Requirements of Law. Schedule 5.9 sets forth a list and brief description, including the identity of the holder of such Governmental Permits, of each Governmental Permit relating to the Purchased Assets or the Business other than any Governmental Permit that is not material to the Business and that is readily obtainable by Buyer without undue cost or delay. Complete and correct copies of all of the Governmental Permits have heretofore been delivered to Buyer by Parent.

          Except as set forth in Schedule 5.9, (i) each of Parent and MedSurg has fulfilled and performed its respective obligations under the Governmental Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit, or which might adversely affect the rights of either Parent or MedSurg, as the case may be, under any such Governmental Permit; (ii) no notice of cancellation, of default or of any dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to, either Parent or MedSurg; and
(iii) each of the Governmental Permits is valid, subsisting and in full force and effect and may be assigned and transferred to Buyer in accordance with this Agreement and will continue in full force and effect thereafter, in each case without (x) the occurrence of any breach, default or forfeiture of rights thereunder, or (y) the consent, approval, or act of, or the making of any filing with, any Governmental Authority.

          5.10. Real Property. Neither Parent nor MedSurg (i) owns any real property, (ii) is presently a party to any agreement to purchase any real property or (iii) has previously sold or otherwise conveyed any real property, or terminated a leasehold, under circumstances which could give rise to any continuing obligation or liability on the part of either Parent or MedSurg relating to the Purchased Assets or the Business. Schedule 5.10 sets forth a list of all real property used, or held for use in, or otherwise relating to the Business previously owned or occupied by Parent or MedSurg disposed prior to the date hereof and all businesses previously conducted by Parent, MedSurg or to the knowledge of Parent or MedSurg any of its predecessors discontinued prior to the date hereof.

          5.11. Real Property Leases. Schedule 5.11 sets forth a list and brief description of each lease or similar agreement under which (i) either Parent or MedSurg is lessee of, or holds or operates, any real property owned by any third Person and used, or held for use in, or otherwise relating to the Business or
(ii) either Parent or MedSurg is lessor of any of owned real property used, or held for use in, or otherwise relating to the Business (the "Leased Real

Property"). Except as set forth in such Schedule and subject to compliance with applicable laws and the applicable underlying lease, Parent and MedSurg have the right to quiet enjoyment of all the real property described in such Schedule for the full term of each such lease or similar agreement (and any renewal option related thereto) relating thereto, and the leasehold or other interest of either Parent or MedSurg in such real property is not subject or subordinate to any Encumbrance except for Permitted Encumbrances. Complete and correct copies of any title opinions, surveys and appraisals in Parent or MedSurg's possession or any policies of title insurance currently in force and in the possession of either Parent or MedSurg with respect to each such parcel of leased property included as part of the Purchased Assets have heretofore been delivered by Parent to Buyer.

          5.12. Condemnation. Neither the whole nor any part of any real property leased, used or occupied in connection with the Business is subject to any pending suit for condemnation or other taking by any public authority, and, to the best knowledge of Parent, no such condemnation or other taking is threatened or contemplated.

          5.13. Personal Property. Schedule 5.13 contains a detailed list of all machinery, equipment, vehicles, furniture and other personal property owned by either Parent or MedSurg and used, or held for use in, or otherwise relating to the Business.

          5.14. Personal Property Leases. Schedule 5.14 contains a brief description of each lease or other agreement or right, whether written or oral (including in each case the annual rental, the expiration date thereof and a brief description of the property covered), under which either Parent or MedSurg is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third Person and used, or held for use in, or otherwise relating to the Business.

          5.15. Intellectual Property; Software. (a) Schedule 5.15 contains a list and description (showing in each case any product, device, process, service, business or publication covered thereby, the registered or other owner, expiration date and number, if any) of all Copyrights, Patent Rights and Trademarks (including all assumed or fictitious names under which either Parent or MedSurg is conducting the Business or has within the previous five years conducted the Business) owned by, licensed to or used by either Parent or MedSurg in connection with the conduct of the Business.

         (b) Schedule 5.15 contains a list and description (showing in each case any owner, licensor or licensee) of all Software owned by, licensed to or used by either Parent or MedSurg in the conduct of the Business, provided that
Schedule 5.15 does not list Software licensed to either Parent or MedSurg that is available in consumer retail stores and subject to "shrink-wrap" license agreements.

         (c) Schedule 5.15 contains a list and description of all Contracts, licenses, sublicenses, assignments and indemnities which relate to (i) any Copyrights, Patent Rights or Trademarks listed in Schedule 5.15, (ii) any material Trade Secrets owned by, licensed to or used by either Parent or MedSurg in connection with the conduct of the Business (except implicit Trade Secrets or other Intellectual Property associated with the distribution of products in the ordinary course of the Business) or (iii) any Software listed in Schedule 5.15.

         (d) Except as disclosed in Schedule 5.15, either Parent or MedSurg: (i) owns the entire right, title and interest in and to the Intellectual Property included in the Purchased Assets, free and clear of any Encumbrance, or (ii) has the perpetual, royalty-free right to use the same.

         (e) Except as disclosed in Schedule 5.15: (i) all registrations for Copyrights, Patent Rights and Trademarks identified in Schedule 5.15 as being owned by either Parent or MedSurg are valid and in force, and all applications to register any unregistered Copyrights, Patent Rights and Trademarks so identified are pending and in good standing, all without challenge of any kind;
(ii) the  Intellectual  Property owned by Parent is valid and  enforceable;  and
(iii) each of Parent and MedSurg has the sole and exclusive right to bring actions for infringement or unauthorized use of the Intellectual Property and Software owned by either Parent and MedSurg, as the case may be, and included in the Purchased Assets. Correct and complete copies of: (x) registrations for all registered Copyrights, Patent Rights and Trademarks identified in Schedule 5.15 as being owned by either Parent and MedSurg; and (y) all pending applications to register unregistered Copyrights, Patent Rights and Trademarks identified in
Schedule 5.15 as being owned by either Parent and MedSurg (together with any subsequent correspondence or filings relating to the foregoing) have heretofore been delivered by Parent to Buyer.

         (f) Except as set forth in Schedule 5.15, no infringement of any Intellectual Property of any other Person has occurred or results in any way from the operations of the Business, no claim of any infringement of any Intellectual Property of any other Person has been made or asserted in respect of the operations of the Business and neither Parent nor MedSurg has had notice of, or knowledge of any basis for, a claim against either Parent or MedSurg that the operations, activities, products, software, equipment, machinery or processes  of the  Business  infringe  any  Intellectual  Property  of any other
Person.

         (g)      [INTENTIONALLY BLANK]

         (h) Except as disclosed in Schedule 5.15, all employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of Parent, MedSurg or any predecessor in interest thereto either: (i) are a party to a "work-for-hire" agreement under which Parent or MedSurg are deemed to be the original owner/author of all property rights therein; or (ii) have executed an assignment or an agreement to assign in favor of Parent (or such predecessor in interest, as applicable) of all right, title and interest in such material.

         (i) Except as disclosed in Schedule 5.15, (i) each microprocessor, computer, computer program and other item of Software (whether installed on a computer or on any other piece of equipment, including firmware) that is owned, licensed or used by either Parent or MedSurg for use in the Business or in any Product is Year 2000 Compliant, (ii) each microprocessor, computer program and other item of Software that has been designed, developed, sold, licensed or otherwise made available to any Person by either Parent or MedSurg is Year 2000

Compliant, (iii) each of Parent and MedSurg has conducted sufficient Year 2000 compliance testing for each microprocessor, computer, computer program and item of Software referred to above to be able to determine whether such computer, computer program and items of Software is Year 2000 Compliant, and have obtained warranties or other written assurances from each of its suppliers to the effect that the products and services provided by such suppliers to Parent and MedSurg are Year 2000 Compliant and (iv) the Business has not sold, licensed or otherwise made available to any Person products that process data.

          5.16. Accounts Receivable; Inventories. All accounts receivable of the Business have arisen from bona fide transactions by Parent or MedSurg in the ordinary course of the Business.

          Except to the extent reserved on the books and records of the Business, all Inventory of the Business (i) is in good, merchantable and useable condition, (ii) is reflected in the Balance Sheet and will be reflected in the Valuation Date Balance Sheet at the lower of cost or market in accordance with generally accepted accounting principles and (iii) is, in the case of finished goods, of a quality and quantity saleable in the ordinary course of the Business and, in the case of all other Inventory is of a quality and quantity useable in the ordinary course of the Business. The Inventory obsolescence policies of the Business are appropriate for the nature of the products sold and the marketing methods used by the Business, the reserve for Inventory obsolescence contained in the Balance Sheet fairly reflects the amount of obsolete Inventory as of the Balance Sheet Date, and the reserve for Inventory obsolescence to be contained in the Valuation Date Balance Sheet will fairly reflect the amount of obsolete Inventory as of the Closing Date. Parent has heretofore delivered to Buyer a list of places where all material Inventory of the Business was located as of April 30, 1999. The quantity of materials, component parts and finished goods on hand is generally consistent with the levels of the same historically maintained by the Business recognizing that such levels will vary from time to time consistent with the past practices of the Business. Except for Inventory in transit to Parent from its suppliers, all Inventory is located at the premises of the Business. Since the Balance Sheet Date, Parent has continued to replenish the Inventory in a normal and customary manner consistent with prior practice. No purchase commitments of Parent are in excess of the normal, ordinary and usual requirements of its business, or were made at any price in excess of the then current market price, or contain terms and conditions more onerous than those usual and customary in the conduct of the Business.

          5.17. Title to Property. Either Parent or MedSurg has good and marketable title to all of the Purchased Assets, free and clear of all Encumbrances, except for Permitted Encumbrances and except as set forth in
Schedule 5.17. Upon delivery to Buyer on the Closing Date of the instruments of transfer contemplated by Section 4.4, Parent will thereby transfer, or cause to be transferred, to Buyer good and marketable title to the Purchased Assets (except for the Unfinished Goods to be transferred pursuant to Section 4.5), subject to no Encumbrances, except for Permitted Encumbrances and those matters described in Schedule 5.17.

          5.18. Employees and Related Agreements; ERISA. Parent has no liability of any kind whatsoever, whether direct, indirect, contingent or otherwise, on account of (i) any violation of the health care requirements of Part 6 of Title I of ERISA or Section 4980B of the Code, (ii) under Section 502(i) or Section 502(l) of ERISA or Section 4975 of the Code, (iii) under Section 302 of ERISA or
Section 412 of the Code or (iv) under Title IV of ERISA. No payments under any employee benefit plans, programs or arrangements of Parent or any of its Affiliates will be triggered as a result of Buyer's purchase of the Business assets for which Buyer or any of its Affiliates will bear any liability except as expressly set forth herein.

          5.19. Employee Relations. Except as set forth in Schedule 5.19, each of Parent and MedSurg has complied in respect of the Business with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining and is not liable for any arrears of wages (other than normal accruals reflected in the books and records of the Business) or any taxes or penalties for failure to comply with any of the foregoing. Each of Parent and MedSurg is in compliance with the requirements of the Workers Adjustment and Retraining Notification Act (the "WARN Act") and has no liabilities pursuant to the WARN Act. Each of Parent and MedSurg believes that its relations with the employees of the Business are satisfactory. Neither Parent nor MedSurg is a party to, and the Business is not affected by or threatened, to the knowledge of Parent and MedSurg, with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving the employees of the Business. To the knowledge of Parent and MedSurg, none of Parent, MedSurg or the Business is materially affected by any dispute or controversy with a union or with respect to unionization or collective bargaining involving any supplier or customer of the Business.
Schedule 5.19 sets forth a description of any union organizing or election activities involving any non-union employees of the Business which have occurred since April 30, 1994 or, to the knowledge of either Parent or MedSurg, are threatened as of the date hereof.

          5.20. Contracts. Except as set forth in Schedule 5.20 or any other Schedule hereto, each of Parent and MedSurg, as the case may be, is not as of the date hereof, with respect to the Business, a party to or bound by:

                    (i) any Contract for the purchase or sale of real property;

                    (ii) any Contract for the purchase of raw materials which involved the payment of more than $50,000 in 1998, which either Parent or MedSurg reasonably anticipate will involve the payment of more than $50,000 in 1999 or which extends on a non-cancelable basis by Buyer beyond April 30, 2000;

                    (iii) any Contract for the sale of goods or services which involved the payment of more than $50,000 in 1998, which either Parent or MedSurg reasonably anticipate will involve the payment of more than $50,000 in 1999 or which extends on a non-cancelable basis by Buyer beyond April 30, 2000;

                    (iv) any Contract for the purchase, licensing or development of Software to be used by the Business;

                    (v)  any  consignment,  distributor,  dealer,  manufacturers
          representative,    sales   agency,   advertising   representative   or
          advertising or public relations Contract;

                    (vi)  any  guarantee  of  the   obligations   of  customers,
          suppliers, officers, directors, employees, Affiliates or others;

                    (vii) any Contract which provides for, or relates to, the incurrence by the Business of debt for borrowed money (including, without limitation, any interest rate or foreign currency swap, cap, collar, hedge or insurance agreements, or options or forwards on such agreements, or other similar agreements for the purpose of managing the interest rate and/or foreign exchange risk associated with its financing);

                    (viii)  any  Contract   with  or  for  the  benefit  of  any
          Governmental Authority;

                    (ix) any Contract not made in the ordinary course that involves the expenditure or receipt by the Business of more than $10,000;

                    (x) any other Contract which is material to the Business;

                    (xi) any purchase order with a term of greater than 30 days or involving more than $10,000 in the aggregate; or

                    (xii) any sole source supply Contract for the purchase of raw material or a component that is otherwise not generally available and that is used in the manufacture of any product.

          5.21. Status of Contracts. Except as set forth in Schedule 5.21 or in any other Schedule hereto, each of the Contracts listed in Schedules 5.11, 5.14,
5.15 and 5.20 (collectively, the "Parent Agreements") constitutes a valid and binding obligation of the parties thereto and is in full force and effect and (subject to the qualifications and exceptions set forth in Schedule 5.3 and except for those Parent Agreements which by their terms will expire prior to the Closing Date or are otherwise terminated prior to the Closing Date in accordance with the provisions hereof) may be transferred to Buyer pursuant to this Agreement and will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Parent or MedSurg, as the case may be, has fulfilled and performed its obligations under each of the Parent
Agreements to which it is a party, and neither Parent nor MedSurg is in, or alleged to be in, breach or default under, nor is there or is there alleged to be any basis for termination of, any of the Parent Agreements to which it is a party and, to the knowledge of Parent and MedSurg no other party to any of the Parent Agreements has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by Parent, MedSurg or by any such other party. Neither Parent nor MedSurg is currently renegotiating any of the Parent Agreements or paying liquidated damages in lieu of performance thereunder. Complete and correct copies of each of the Parent Agreements as currently in effect, including all pricing terms, have heretofore been delivered to Buyer by Parent.

          5.22. No Violation, Litigation or Regulatory Action. Except as set forth in Schedule 5.22:

                    (i) the Purchased Assets and their uses comply with all applicable Requirements of Laws and Court Orders;

                    (ii) each of Parent and MedSurg has complied with all Requirements of Laws and Court Orders which are applicable to the Purchased Assets or the Business;

                    (iii) there are no criminal, civil, administrative or regulatory lawsuits, claims, suits, proceedings or investigations pending or, to the best knowledge of either Parent or MedSurg, threatened against or affecting either Parent or MedSurg in respect of the Purchased Assets or the Business nor, to the best knowledge of either Parent or MedSurg, is there any basis for any of the same, and there are no lawsuits, suits or proceedings pending in which either Parent or MedSurg is the plaintiff or claimant and which relate to the Purchased Assets or the Business; and

                    (iv)  there  is  no  criminal,   civil,   administrative  or
          regulatory action, suit or proceeding pending or, to the best knowledge of Parent, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

          5.23. Environmental Matters. Except as set forth in Schedule 5.23:

                    (i) the operations of the Business comply and have complied with all applicable Environmental Laws;

                    (ii) Parent and MedSurg have in respect of the Business, obtained all environmental, health and safety Governmental Permits necessary for its operation, and all such Governmental Permits are in full force and effect and Parent is in compliance with all terms and conditions of such permits;

                    (iii) neither Parent nor MedSurg with respect to the Business, nor any of the present Facilities or operations, or the past Facilities or operations, is subject to any on-going investigation by, order from or agreement with any Person (including without limitation any prior owner or operator of the Facilities) respecting (i) any Environmental Law, (ii) any Remedial Action or (iii) any claim of Losses and Expenses arising from the Release or threatened Release of Hazardous Materials into the environment;

                    (iv) Neither Parent nor MedSurg has been, with respect to the Business, subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any Environmental Law;

                    (v)  Neither  Parent  nor  MedSurg  has with  respect to the
          Business:

                              (a)  reported a Release of a  hazardous  substance
                    pursuant  to  Section   103(a)  of  CERCLA,   or  any  state
                    equivalent;

                              (b) filed a notice  pursuant to Section  103(c) of
                    CERCLA;

                              (c) filed notice pursuant to Section 3010 of RCRA,
                    indicating the generation of any hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent; or

                              (d)  filed  any   notice   under  any   applicable
                    Environmental Law reporting a substantial violation of any applicable Environmental Law;

                    (vi) there is not now, nor to the best knowledge of Parent has there ever been, on or in the Facilities:

                              (a) any treatment,  recycling, storage or disposal
                    of any hazardous waste, as that term is defined under 40 CFR
                    Part 261 or any state equivalent, that requires or required a Governmental Permit pursuant to Section 3005 of RCRA;

                              (b)  any  underground   storage  tank  or  surface
                    impoundment or landfill or waste pile; or

                              (c) any storage on-site or Release of any Hazardous Materials in quantities sufficient to trigger reporting obligations under federal Emergency Planning Community Right-to-Know or any state equivalent.

                    (vii) there is not now on or in any of the Facilities any polychlorinated biphenyls (PCB) used in pigments, hydraulic oils, electrical transformers or other equipment;

                    (viii) Neither Parent nor MedSurg has received any notice or claim under CERCLA or any comparable state law to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of Hazardous Materials and there are no facts or conditions relating to the operation of the Business that could reasonably be expected to give rise to any such notice or claim;

                    (ix) no Environmental Encumbrance has attached to any of the Facilities;

                    (x) any asbestos-containing material which is on or part of any of the Facilities is in good repair according to the current standards and practices governing such material, and its presence or condition does not violate any currently applicable Environmental Law; and

                    (xi) none of the products Parent or MedSurg manufactures, distributes or sells in connection with the Business, now or in the past, contains asbestos or asbestos-containing material.

          5.24. Insurance. Schedule 5.24 sets forth a list and brief description (including nature of coverage, limits and deductibles with respect to each type of coverage) of all policies of insurance maintained, owned or held by either Parent or MedSurg on the date hereof with respect to the Purchased Assets or the Business (excluding any of the Excluded Assets). Parent shall keep or cause such insurance or comparable insurance to be kept in full force and effect through the Closing Date. Each of Parent and MedSurg has complied with each of such insurance policies, as the case may be, and has not failed to give any notice or present any claim thereunder in a due and timely manner. Each of Parent and MedSurg has made available to Buyer correct and complete copies of the most recent inspection reports, if any, received from insurance underwriters as to the condition of the Purchased Assets.

          5.25.  Customers and  Suppliers.  Set forth in Schedule 5.25 hereto is
(i) a list of names and addresses of the ten largest customers and the ten largest suppliers (measured by dollar volume of purchases or sales in each case) of the Business and the percentage of the Business which each such customer or supplier represents or represented during each of the years ended December 31, 1997 and 1998 and the period January 1, 1999 through March 31, 1999; and (ii) copies of the forms of purchase order for Inventory and sales Contracts for finished goods used in respect of the Business. Except as set forth in Schedule 5.25, there exists no actual or, to the knowledge of Parent and MedSurg, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship with any customer or group of customers listed in Schedule 5.25, or whose purchases individually or in the aggregate are material to the operations of the Business, or with any supplier or group of suppliers listed in Schedule 5.25, or whose sales individually or in the aggregate are material to the operations of the Business, and there exists no present or future condition or state of facts or circumstances involving customers, suppliers or sales representatives which Parent can now reasonably foresee would materially adversely affect the Business or prevent the conduct of the Business after the consummation of the transactions contemplated by this Agreement in essentially the same manner in which it has heretofore been conducted.

          5.26. [INTENTIONALLY BLANK]

          5.27. Warranties and Product Liabilities. (a) Each product manufactured, sold, leased or delivered by the Business has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Business has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Balance Sheet rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Business. No product manufactured, sold, leased, or delivered by the Business is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Schedule 5.27 includes copies of the standard terms and conditions of sale or lease for the Business (containing applicable guaranty, warranty and indemnity provisions) and a summary of the warranty expense incurred by the Business during each of the last three fiscal years.

         (b) The Business has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by the Business.

          5.28. No Finder. Neither Parent nor MedSurg, nor any Person acting on their behalf, has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

          5.29. No Third Party Options. There are no existing agreements, options, commitments or rights with, of or to any person to acquire, directly or indirectly, the Business or any of the Purchased Assets or any interest therein, except for those Contracts for the sale of Inventory entered into in the normal course of business consistent with past practice.

          5.30. Disclosure. None of the representations or warranties contained in this Article V and none of the information contained in the Schedules referred to in Article V, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF BUYER

          As an inducement to Parent and MedSurg to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Parent and MedSurg and agrees as follows:

          6.1. Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions in which the ownership or leasing of its properties or the conduct of its business requires such qualification. No other jurisdiction has demanded, requested or otherwise indicated that Buyer is required to so qualify. Buyer has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

          True and complete copies of the certificate of incorporation and all amendments thereto and of the By-laws, as amended to date, of Buyer have been delivered to Parent.

          6.2. Authority of Buyer. Buyer has full power and authority to execute, deliver and perform this Agreement and all of the Buyer Ancillary Agreements. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Buyer have been duly authorized and approved by Buyer's Board of Directors and do not require any further authorization or consent of Buyer or its stockholder. This Agreement has been duly authorized, executed and delivered by Buyer and is the legal, valid and binding agreement of Buyer enforceable in accordance with its terms, and each of the Buyer Ancillary Agreements has been duly authorized by Buyer and upon execution and delivery by Buyer will be a legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

          Neither the execution and delivery of this Agreement or any of the Buyer Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

                    (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (1) the Certificate of Incorporation or By-laws of Buyer, (2) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Buyer is a party or any of its properties is subject or by which Buyer is bound,
          (3) any Court Order to which Buyer is a party or by which it is bound or (4) any Requirements of Laws affecting Buyer; or

                    (ii) require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any Person, except as provided under the HSR Act.

          6.3. No Finder. Neither Buyer nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.


                                   ARTICLE VII

                        ACTION PRIOR TO THE CLOSING DATE

          The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

          7.1. Investigation of the Business by Buyer. Parent shall afford and cause the Business to afford to the officers, employees and authorized representatives of Buyer (including, without limitation, independent public accountants and attorneys) complete access during normal business hours to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation and such access and information that may be necessary in connection with an environmental audit) of the Business to the extent Buyer shall deem necessary or desirable and shall furnish to Buyer or its authorized representatives such additional information concerning the Purchased Assets, the Business and the operations of the Business as shall be reasonably requested, including all such information as shall be necessary to enable Buyer or its representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants of Parent contained in this Agreement have been complied with and to determine whether the conditions set forth in Article IX have been satisfied. Buyer agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of, Parent, MedSurg or the Business. No investigation made by Buyer or its representatives hereunder shall affect the representations and warranties of Parent hereunder.

          7.2. Preserve Accuracy of Representations and Warranties. Each of the parties hereto shall refrain from taking any action which would render any representation or warranty contained in Article V or VI of this Agreement inaccurate as of the Closing Date. Each party shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. Parent shall promptly notify Buyer of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against Parent or MedSurg which would have been listed in Schedule 5.22 if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof.

          7.3. Consents of Third Parties; Governmental Approvals. (a) Parent will act diligently and reasonably to secure, before the Closing Date, the consent, approval or waiver, in form and substance reasonably satisfactory to Buyer, from any party to any Parent Agreement required to be obtained to assign or transfer any such Agreements to Buyer or to otherwise satisfy the conditions set forth in Section 9.5; provided that neither Parent nor Buyer shall have any obligation to offer or pay any consideration in order to obtain any such consents or approvals; and provided, further, that Parent shall not make any agreement or understanding affecting the Purchased Assets or the Business as a condition for obtaining any such consents or waivers except with the prior written consent of Buyer. During the period prior to the Closing Date, Buyer shall act diligently and reasonably to cooperate with Parent to obtain the consents, approvals and waivers contemplated by this Section 7.3(a).

         (b) During the period prior to the Closing Date, Parent and Buyer shall act diligently and reasonably, and shall cooperate with each other, to secure any consents and approvals of any Governmental Authority required to be obtained by them in order to assign or transfer any Governmental Permits to Buyer, to permit the consummation of the transactions contemplated by this Agreement, or to otherwise satisfy the conditions set forth in Section 9.4; provided that Parent shall not make any agreement or understanding affecting the Purchased Assets or the Business as a condition for obtaining any such consents or approvals except with the prior written consent of Buyer.

          7.4. Operations Prior to the Closing Date. (a) Parent shall, and shall cause MedSurg to, operate and carry on the Business only in the ordinary course and substantially as presently operated. Consistent with the foregoing, Parent shall, and shall cause MedSurg to, keep and maintain the Purchased Assets in good operating condition and repair and shall use its commercially reasonable efforts consistent with good business practice to maintain the business organization of the Business intact and to preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with the Business.

         (b) Except as expressly contemplated by this Agreement or except with the express written approval of Buyer, Parent shall not, and shall cause MedSurg not to:

                    (i) [INTENTIONALLY BLANK]

                    (ii) make any capital expenditure in excess of $20,000 in the aggregate with respect to the Business or enter into any Contract or commitment therefor;

                    (iii) enter into any Contract which would have been required to be set forth in Schedule 5.20 if in effect on the date hereof or enter into any Contract which cannot be assigned to Buyer or a permitted assignee of Buyer under Section 13.5;

                    (iv) enter into any Contract for the purchase of real property to be used, or held for use in, or otherwise relating to the Business or exercise any option to extend a lease listed in Schedule 5.11;

                    (v) sell, lease (as lessor), transfer or otherwise dispose of (including any transfers from the Business to Parent or any of its Affiliates), or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of the Purchased Assets, other than Inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of the Business consistent with past practice and other than Permitted Encumbrances;

                    (vi) cancel any debts owed to or claims held by the Business (including the settlement of any claims or litigation) other than in the ordinary course of the Business consistent with past practice;

                    (vii) create, incur or assume, or agree to create, incur or assume, any indebtedness for borrowed money in respect of the Business (other than money borrowed or advances from Parent or any of its Affiliates in the ordinary course of the Business consistent with past practice) or enter into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13) except as set forth in item 2 of Schedule 5.5(B);

                    (viii) accelerate or delay collection of any notes or accounts receivable generated by the Business in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of the Business consistent with past practice;

                    (ix) delay or accelerate payment of any account payable or other liability of the Business beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of the Business consistent with past practice;

                    (x) allow the levels of Inventory of the Business to vary in any material respect from the levels customarily maintained in the Business;

                    (xi) make, or agree to make, any payment of cash or distribution of assets to Parent or any of its Affiliates (other than cash realized upon collection of receivables generated in the ordinary course of the Business);

                    (xii) institute any increase in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan with respect to employees of the Business;

                    (xiii) make any change in compensation of the employees of the Business, other than changes made in accordance with normal compensation practices and consistent with past compensation practices;

                    (xiv) make any material change in the accounting policies applied in the preparation of the financial statements contained in
          Schedule 5.4; and

                    (xv) enter into any agreement or commitment to take any action prohibited by this Section 7.4.

          7.5. Notification by Parent of Certain Matters. During the period prior to the Closing Date, Parent will promptly advise Buyer in writing of (i) any material adverse change in the condition of the Purchased Assets or the Business, (ii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement, and (iii) any material default under any Parent Agreement or event which, with notice or lapse of time or both, would become such a default on or prior to the Closing Date and of which Parent has knowledge.

          7.6. Antitrust Law Compliance. As promptly as practicable after the date hereof, Buyer and Parent shall file with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under the HSR Act, or any rules and regulations promulgated thereunder, with respect to the transactions contemplated hereby. Each party warrants that all such filings by it will be, as of the date filed, true and accurate and in accordance with the requirements of the HSR Act and any such rules and regulations. Each of Buyer and Parent agrees to make available to the other such information as each of them may reasonably request relative to its business, assets and property (including, in the case of Parent, the Business) as may be required of each of them to file any additional information requested by such agencies under the HSR Act and any such rules and regulations.

          7.7. Insurance. Until the Closing, Parent shall maintain or cause to be maintained in force (including necessary renewals thereof) insurance policies against risk and liabilities to the extent and in the matter heretofore maintained by Parent with respect to the Business and the Purchased Assets.

          7.8. [INTENTIONALLY BLANK]


                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

          8.1. Covenant Not to Compete or Solicit Business. (a) In furtherance of the sale of the Purchased Assets and the Business to Buyer hereunder by virtue of the transactions contemplated hereby and more effectively to protect the value and goodwill of the Purchased Assets and the Business so sold, Parent covenants and agrees that, for a period ending on the third anniversary of the Closing Date, neither Parent nor any of its Affiliates will directly or indirectly (whether as principal, agent, independent contractor, partner or otherwise) own, manage, operate, control, participate in (other than as a supplier of components), or otherwise carry on, a business engaged in assembling, packaging, marketing or selling procedure kits or trays anywhere in or outside of the United States (it being understood by the parties hereto that the prohibited activities are not limited to any particular region because such business has been conducted by Parent throughout and outside the United States and the prohibited activities may be engaged in effectively from any location in or outside of the United States): provided, however, that nothing set forth in this Section 8.1 shall prohibit Parent or its Affiliates from owning not in excess of 5% in the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national or regional stock exchange or on the NASDAQ national market system.

          (b) At all times prior to the Deferred Closing, Parent shall not, and shall cause MedSurg not to, transfer or cause to be transferred from MedSurg any of its current employees. Buyer agrees to deliver to Parent no later than 75 days prior to the Deferred Closing a list of any employees of MedSurg to whom Buyer proposes to offer employment upon termination of the Contract Manufacturing Agreement (the "Designated Employees"). Parent agrees to cooperate with Buyer and to use its reasonable efforts to persuade the Designated Employees to accept positions with Buyer or one of its Affiliates. Parent covenants that neither Parent nor any of its Affiliates will for a period ending on the third anniversary of the Closing Date, induce or attempt to persuade any Designated Employee (except any individual who has not accepted a position with Buyer or one of its Affiliates within 90 days after the Deferred Closing Date) or any employee, agent, or customer of the Business to terminate such employment, agency or business relationship in order to enter into any such relationship on behalf of any other business relationship with Parent or any of its Affiliates or in competition with the Business.

         (c) In addition, Parent covenants and agrees that neither it nor any of its Affiliates will divulge or make use of any trade secrets or other confidential information of the Business other than to disclose such secrets and information to Buyer or its Affiliates.

         (d) In the event Parent or any Affiliate of Parent violates any of its obligations under this Section 8.1, Buyer may proceed against it in law or in equity for such damages or other relief as a court may deem appropriate. Parent acknowledges that a violation of this Section 8.1 may cause Buyer irreparable harm which may not be adequately compensated for by money damages. Parent therefore agrees that in the event of any actual or threatened violation of this
Section 8.1, Buyer shall be entitled, in addition to other remedies that it may have, to a temporary restraining order and to preliminary and final injunctive relief against Parent or such Affiliate of Parent to prevent any violations of this Section 8.1, without the necessity of posting a bond. The prevailing party in any action commenced under this Section 8.1 shall also be entitled to receive reasonable attorneys' fees and court costs. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section 8.1, any term, restriction, covenant or promise in this Section 8.1 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

          8.2. Use of Names. For a period of 6 months after the Deferred Closing Date, Buyer and its Affiliates shall have the royalty-free right to refer to the Business as "formerly an Affiliate of Isolyser Company, Inc." and to use such reference in advertising or in the description or name of any service or product from time to time purchased, processed, manufactured or sold by Buyer and its Affiliates in continuation of the Business. Buyer and its Affiliates shall have the further royalty-free right from and after the Closing Date to sell or otherwise use or dispose of any Inventory which bears the name "Isolyser Company, Inc." or "MedSurg Industries, Inc." alone or in combination with other words if such materials (i) were included in the Purchased Assets, (ii) are returned to Buyer or its Affiliates after the Closing Date, or (iii) were contracted for by Parent prior to the Closing Date; provided that such right shall terminate 12 months after the Closing Date with respect to any such materials unless the only reference therein to Parent is to its copyright claim, in which case such right shall be unlimited as to time. Buyer and its Affiliates shall also have the royalty-free right from and after the Closing Date to use, for a period of 12 months following the Closing Date, any signs, letterhead, invoices or other supplies which bear the name "Isolyser Company, Inc." or "MedSurg Industries, Inc." alone or in combination with other words if such signs or supplies (i) were included in the Purchased Assets, or (ii) were contracted for by Parent prior to the Closing Date.

          8.3. Taxes. (a) Except to the extent reflected as a liability on the Valuation Date Balance Sheet and taken into account as a deduction in Net Assets in connection with the determination of the Purchase Price, Parent shall be liable for and shall pay or cause to be paid all Taxes (whether assessed or unassessed) applicable to the Business and the Purchased Assets, in each case attributable to periods (or portions thereof) ending on or prior to the Closing Date. Buyer shall be liable for and shall pay (i) all Taxes reflected as a liability on the Valuation Date Balance Sheet and taken into account as a deduction in Net Assets in connection with the determination of the Purchase Price and (ii) all Taxes (whether assessed or unassessed) applicable to the Business, the Purchased Assets, in each case attributable to periods (or portions thereof) beginning after the Closing Date. For purposes of this paragraph (a), any period beginning before and ending after the Closing Date shall be treated as two partial periods, one ending on the Closing Date and the other beginning after the Closing Date except that Taxes (such as property Taxes) imposed on a periodic basis shall be allocated on a daily basis.

         (b) Notwithstanding Section 8.3(a), any sales Tax, use Tax, real property transfer or gains Tax, documentary stamp Tax or similar Tax attributable to the sale or transfer of the Purchased Assets shall be paid by Parent, provided that the foregoing shall not include fees payable by Buyer pursuant to the HSR Act. Buyer agrees to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or make a report with respect to, such Taxes.

         (c) Parent or Buyer, as the case may be, shall provide reimbursement for any Tax paid by one party all or a portion of which is the responsibility of the other party in accordance with the terms of this Section 8.3. Within a reasonable time prior to the payment of any said Tax, the party paying such Tax shall give notice to the other party of the Tax payable and the portion which is the liability of each party, although failure to do so will not relieve the other party from its liability hereunder.

         (d) Any payments made pursuant to this Section 8.3 shall be treated by Buyer and Parent as an adjustment to the Purchase Price.

          8.4. Discharge of Business' Liabilities. Parent covenants and agrees that it will pay and discharge, and hold Buyer harmless from, each and every liability and obligation of Parent in respect of the Business or the Purchased Assets arising from events occurring on or prior to the Closing Date, excepting only those liabilities and obligations expressly assumed by Buyer at the Closing pursuant to instruments of assumption delivered to Parent at the Closing, or the Deferred Closing, as the case may be, it being understood and agreed that Buyer is assuming no liabilities or obligations of Parent other than liabilities and obligations so expressly assumed by Buyer.

          8.5. Employees and Employee Benefit Plans. (a) No person who is an employee of Parent or any of its Affiliates (an "Employee") shall transfer employment to Buyer or any of its Affiliates in connection with Buyer's purchase of the assets pursuant to this Agreement. Parent shall retain the sole responsibility for all matters relating to the maintenance of personnel and payroll records, the withholding and payment of federal, state and local income and payroll taxes, the payment of workers' compensation and unemployment compensation insurance, salaries, wages and pension, welfare and other fringe benefits, including any severance which may be triggered as a result of any termination employment and the conduct of all other matters relating to labor relations, including compliance with Parent's obligations under any applicable collective bargaining agreements and all negotiations and communications with any union relating to employment of the Employees by Parent. Parent shall retain liability for compliance with all applicable labor and employment laws relating to the Employees and shall indemnify Buyer (and its successors, assigns, officers, directors and employees) for any liability or legal or other expenses that result from any legal action alleging noncompliance with such laws.

         (b) Parent shall cause MedSurg to retain all liabilities under its employee benefits plans, programs, agreements and arrangements, including (i) any liabilities relating to any noncompliance with applicable laws, including the Employee Retirement Income Security Act, the Internal Revenue Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and (ii) any liabilities which arise as a result of Parent's joint and several liability through its relationship with an Affiliate. Parent shall be solely responsible to provide continuation coverage under COBRA and other any applicable state law to any Employee or beneficiary of any Employee who is entitled to such continuation coverage. Parent shall indemnify Buyer (and its successors, assigns, officers, directors, employees and employee benefits plans) for any liability resulting from Parent's failure to provide such continuation coverage and for any other liability described in the first sentence of this paragraph.

         (c) Parent shall have the responsibility of giving the Employees any notice (a "Warn Notice") required under the WARN Act. Parent shall comply with all applicable requirements of the WARN Act and shall indemnify Buyer (and its successors, assigns, officers, directors and employees) for any liability or legal or other expenses resulting from any legal action alleging noncompliance with such act.

          8.6. [INTENTIONALLY BLANK]

          8.7. Ancillary Agreements. At the Closing, Buyer Parent and MedSurg shall execute and deliver the following agreements (the "Ancillary Agreements"):

                    (i) a Supply & License Agreement substantially in the form attached as Exhibit C hereto; and

                    (ii) a Contract Manufacturing Agreement substantially in the form attached as Exhibit D hereto with such other terms, including Exhibit C thereto regarding Manufacturing Costs, as are mutually acceptable to Buyer and Parent.

          8.8. Handling of Returned Products. Notwithstanding Section 2.4(l) of this Agreement, the parties hereto agree that Buyer shall administer and manage all matters related to the warranty and service on any products manufactured, distributed or sold by the Business on or prior to the Closing Date. In addition, notwithstanding Sections 2.4(k) and (l) of this Agreement, Buyer agrees to replace a de minimis amount of any products manufactured, distributed or sold by the Business on or prior to the Closing Date which are returned for replacement by a customer after the Closing Date pursuant to any warranty obligation of the Business.


                                   ARTICLE IX

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

          The obligations of Buyer under this Agreement shall, at the option of Buyer, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          9.1. No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by Parent in the performance of any of its covenants and agreements herein; each of the representations and warranties of Parent contained or referred to herein shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyer or any transaction permitted by Section 7.4; and there shall have been delivered to Buyer a certificate to such effect, dated the Closing Date, signed on behalf of Parent by the President or any Vice President of Parent.

          9.2. No Changes or Destruction of Property. Between the date hereof and the Closing Date, there shall have been (a) no material adverse change in the Purchased Assets, the Business or the operations, liabilities, profits, prospects or condition (financial or otherwise) of the Business; (b) no material adverse federal or state legislative or regulatory change affecting the Business or its products or services; and (c) no material damage to the Purchased Assets by fire, flood, casualty, act of God or the public enemy or other cause, regardless of insurance coverage for such damage; and there shall have been delivered to Buyer a certificate to such effect, dated the Closing Date and signed on behalf of Parent by the President or any Vice President of Parent.

          9.3. No Restraint or Litigation. The waiting period under the HSR Act shall have expired or been terminated, and no action, suit, investigation or proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

          9.4. Necessary Governmental Approvals. The parties shall have received all approvals and actions of or by all Governmental Bodies which are necessary to consummate the transactions contemplated hereby, which are either specified in Schedule 5.3 or otherwise required to be obtained prior to the Closing by applicable Requirements of Laws or which are necessary to prevent a material adverse change in the Purchased Assets, the Business or the operations, liabilities, profits, prospects or condition (financial or otherwise) of the Business.

          9.5. Necessary Consents. Parent shall have received consents, in form and substance reasonably satisfactory to Buyer, to the transactions contemplated hereby from the other parties to all Contracts, leases, and permits to which Parent is a party or by which Parent or any of the Purchased Assets is affected and which are specified in Schedule 9.5.

          9.6. Maintenance of Accounts. The revenues of the Business for the period commencing January 1, 1999 and ending immediately prior to the Closing Date shall have been equal to or in excess of an annual rate of $55 million based upon 256 billing days in a year and the number of billing days in the period from January 1, 1999 to the Closing Date.

          9.7. Key Employees. Parent shall have used reasonable efforts to arrange for the individuals listed in Schedule 9.7 to agree to become employees of Buyer as of the Closing Date and to enter into employment agreements with Buyer on terms satisfactory to Buyer. Buyer acknowledges that Parent has no obligation to ensure that such individuals agree to become employees of Buyer.

          9.8. [INTENTIONALLY BLANK]

          9.9. Instrument of Assignment and Ancillary Agreements. Parent shall have executed and delivered to Buyer all of the necessary deeds and assignments, including the Instrument of Assignment, necessary to sell, transfer, assign, convey and deliver to Buyer the Purchased Assets and the Ancillary Agreements. Parent shall have provided to Buyer such other items acceptable in form and substance to Buyer and its counsel which Buyer may reasonably request to consummate the transactions contemplated by this Agreement.


                                    ARTICLE X

            CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MEDSURG

          The obligations of Parent and MedSurg under this agreement shall, at the option of Parent and MedSurg, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          10.1. No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by Buyer in the performance of any of its covenants and agreements herein; each of the representations and warranties of Buyer contained or referred to in this Agreement shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Parent or any transaction contemplated by this Agreement; and there shall have been delivered to Parent a certificate to such effect, dated the Closing Date and signed on behalf of Buyer by the President or any Vice President of Buyer.

          10.2. No Restraint or Litigation. The waiting period under the HSR Act shall have expired or been terminated, and no action, suit or proceeding by any Governmental Authority shall have been instituted or threatened to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

          10.3. Necessary Governmental Approvals. The parties shall have received all approvals and actions of or by all Governmental Bodies necessary to consummate the transactions contemplated hereby, which are required to be obtained prior to the Closing by applicable Requirements of Laws.

          10.4. Purchase Price, Instrument of Assumption and Ancillary Agreements. Buyer shall have delivered to Parent the amount contemplated by
Section 3.1 and shall have executed and delivered to Parent the Instrument of Assumption and the Ancillary Agreements.

                                   ARTICLE XI

                                 INDEMNIFICATION

          11.1. Indemnification by Parent. (a) Parent agrees to indemnify and hold harmless each Buyer Group Member from and against any and all Losses and Expenses incurred by such Buyer Group Member in connection with or arising from:

                    (i) any breach or alleged breach by either Parent or MedSurg of any of its covenants in this Agreement;

                    (ii) any failure of either Parent or MedSurg to perform any of its obligations in this Agreement;

                    (iii) any breach or alleged breach of any warranty or the inaccuracy of any representation of Parent contained or referred to in this Agreement or any certificate delivered by or on behalf of Parent pursuant hereto;

                    (iv) the failure of Parent to comply with any applicable bulk sales law, except that this clause shall not affect the obligation of Buyer to pay and discharge the Assumed Liabilities; or

                    (v) the failure of Parent to perform or cause to be performed any Excluded Liability.

          (b) The indemnification provided for in Section 11.1(a)(iii) shall terminate five years after the Closing Date (and no claims for indemnification hereunder shall be made by any Buyer Group Member under Section 11.1(a)(iii) thereafter), except that the indemnification by Parent shall continue as to:

                    (i) any Losses or Expenses of which any Buyer Group Member has notified Parent in accordance with the requirements of Section
          11.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.1, as to which the obligation of Parent shall continue until the liability of Parent shall have been determined pursuant to this Article XI, and Parent shall have reimbursed all Buyer Group Members for the full amount of such Losses and Expenses in accordance with this Article XI;

                    (ii) the representations and warranties contained in Section 5.7, Section 5.18 and Section 5.23, which shall survive until 90 days after the expiration of all applicable statutes of limitation; and

                    (iii)  the  representations  and  warranties   contained  in
          Section 5.17, which shall survive indefinitely.

          11.2. Indemnification by Buyer. (a) Buyer agrees to indemnify and hold harmless each Parent Group Member from and against any and all Losses and Expenses incurred by such Parent Group Member in connection with or arising from:

                    (i) any breach or alleged breach by Buyer of any of its covenants or agreements in this Agreement;

                    (ii) any failure by Buyer to perform any of its obligations in this Agreement;

                    (iii) any breach or alleged breach of any warranty or the inaccuracy of any representation of Buyer contained or referred to in this Agreement or in any certificate delivered by or on behalf of Buyer pursuant hereto; or

                    (iv) any failure of Buyer to perform or cause to be performed any Assumed Liability.

          (b) The indemnification provided for in Section 11.2(a)(iii) shall terminate five years after the Closing Date (and no claims for indemnification hereunder shall be made by and Parent Group Member under Section 11.2(a)(iii) thereafter), except that the indemnification by Buyer shall continue as to any Losses or Expenses of which any Parent Group Member has notified Buyer in accordance with the requirements of Section 11.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.2, as to which the obligation of Buyer shall continue until the liability of Buyer shall have been determined pursuant to this Article XI, and Buyer shall have reimbursed all Parent Group Members for the full amount of such Losses and Expenses in accordance with this Article XI.

          11.3. Notice of Claims. (a) Any Buyer Group Member or Parent Group Member (the "Indemnified Party") seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; provided further that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

         (b) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this
Article XI shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Loss and Expense suffered by it.

          11.4. Third Person Claims. (a) Subject to Section 11.4(b), the Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder, and in any such case the Indemnitor shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that the Indemnitor may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnified Party has so elected to conduct and control the defense thereof; and provided, further, that the Indemnified Party shall not, without the written consent of the Indemnitor (which written consent shall not be unreasonably withheld), pay, compromise or settle any such claim, action or suit. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit without such consent, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless such consent is unreasonably withheld.

         (b) If any third Person claim, action or suit against any Indemnified Party is solely for money damages or, where Parent is the Indemnitor, will have no continuing effect in any material respect on the Business or the Purchased Assets, then the Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided, that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnitor has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless the Indemnified Party shall have sought the consent of the Indemnitor to such payment, settlement or compromise and such consent was unreasonably withheld, in which event no claim for indemnity therefor hereunder shall be waived.

          11.5. Limitations. Notwithstanding anything contained herein to the contrary, Parent shall be required to indemnify and hold harmless under Section 11.1(a)(iii) with respect to Losses and Expenses incurred by Buyer Group Members only to the extent that (i) the amount of Loss and Expense suffered by Buyer Group Members related to any individual claim exceeds $5,000 and (ii) the aggregate amount of such Losses and Expenses exceeds $100,000.



                                   ARTICLE XII

                                   TERMINATION

          12.1. Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

                    (a) by the mutual consent of Buyer and Parent;

                    (b) by Buyer or Parent if the Closing shall not have occurred on or before August 31, 1999 (or such late date as may be mutually agreed to by Buyer and Parent);

                    (c) by Buyer in the event of any material breach by Parent of any of Parent's agreements, representations or warranties contained herein and the failure of Parent to cure such breach within seven days after receipt of notice from Buyer requesting such breach to be cured; or

                    (d) by Parent in the event of any material breach by Buyer of any of Buyer's agreements, representations or warranties contained herein and the failure of Buyer to cure such breach within seven days after receipt of notice from Parent requesting such breach to be cured.

          12.2. Notice of Termination. Any party desiring to terminate this Agreement pursuant to Section 12.1 shall give notice of such termination to the other party to this Agreement.

          12.3. Effect of Termination. In the event that this Agreement shall be terminated pursuant to this Article XII, all further obligations of the parties under this Agreement (other than Sections 13.2 and 13.10) shall be terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

          13.1. Survival of Obligations. All representations, warranties, covenants, indemnities and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement; provided that the representations and warranties contained hereon shall survive only through the period during which claims for indemnification may be made pursuant to Article XI.

          13.2. Confidential Nature of Information. Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of Buyer, to its counsel, accountants, financial advisors or lenders, and in the case of Parent, to its counsel, accountants or financial advisors). No other party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Purchased Assets; provided, however, that after the Closing Buyer may use or disclose any confidential information included in the Purchased Assets or otherwise reasonably related to the Business or the Purchased Assets. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes available to such party from a source other than such party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

          13.3. No Public Announcement. Neither Buyer nor Parent shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law or the rules of any stock exchange, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and Securities and Exchange Commission disclosure obligations.

          13.4. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail or by private courier addressed as follows:

                  If to Buyer, to:

                  Allegiance Healthcare Corporation
                  1430 Waukegan Road
                  MPKB 3A
                  McGaw Park, Illinois  60085-6787
                  Attention:  General Counsel
                  Telecopy:  (847) 578-4448

                  with a copy to:

                  Cardinal Health, Inc.
                  7000 Cardinal Place
                  Dublin, Ohio 43017
                  Attention:  Robert D. Walter
                  Telecopy:   614-717-8919

                  and

                  Sidley & Austin
                  One First National Plaza
                  Chicago, Illinois  60603
                  Attention:  John M. O'Hare, Esq.
                  Telecopy:  (312) 853-7036

                  If to Parent, to:

                  Isolyser Company Inc.
                  4320 International Blvd.
                  Norcross, Georgia 30093
                  Attention:  President
                  Telecopy:   770 - 806-8869
                  with a copy to:

                  Arnall, Golden & Gregory, LLP
                  2800 One Atlantic Center
                  1201 West Peachtree Street
                  Atlanta, Georgia 30309
                  Attention:  Stephen D. Fox
                  Telecopy:   404-873-8501

or to such other address as such party may indicate by a notice delivered to the other party hereto.

          13.5. Successors and Assigns. (a) The rights of either party under this Agreement shall not be assignable by such party hereto prior to the Closing without the written consent of the other, except that the rights of Buyer hereunder may be assigned prior to the Deferred Closing, without the consent of Parent, to Cardinal Health, Inc. or any subsidiary thereof; provided that (i) such assignment shall not result in Buyer or Parent having to amend its respective Notification and Report Form filed under the HSR Act in connection with the transactions contemplated hereunder, (ii) the assignee shall assume in writing all of Buyer's obligations to Parent hereunder, (iii) Buyer shall not be released from any of its obligations hereunder by reason of such assignment and
(iv) Parent's obligations under this Agreement shall be subject to the delivery by such assignee, on or prior to the Deferred Closing of a certificate signed on its behalf containing representations and warranties similar to those made by Buyer in Article VI and an opinion of counsel reasonably acceptable to Parent with respect to the assignee which is similar to the opinion with respect to Buyer set forth in Exhibit F. Following the Deferred Closing, either party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.

         (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include without limitation, in the case of Buyer, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 13.5 any right, remedy or claim under or by reason of this Agreement.

          13.6. Access to Records after Closing. For a period of six years after the Closing Date, Parent and its representatives shall have reasonable access to all of the books and records of the Business transferred to Buyer hereunder to the extent that such access may reasonably be required by Parent in connection with matters relating to or affected by the operations of the Business prior to the Closing Date or in connection with Parent's 1999 audit. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. Parent shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 13.6. If Buyer shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Buyer shall, prior to such disposition, give Parent a reasonable opportunity, at Parent's expense, to segregate and remove such books and records as Parent may select.

          For a period of six years after the Closing Date, Buyer and its representatives shall have reasonable access to all of the books and records relating to the Business which Parent or any of its Affiliates may retain after the Closing Date. Such access shall be afforded by Parent and its Affiliates upon receipt of reasonable advance notice and during normal business hours. Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 13.6. If Parent or any of its Affiliates shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Parent shall, prior to such disposition, give Buyer a reasonable opportunity, at Buyer's expense, to segregate and remove such books and records as Buyer may select.

          13.7. Entire Agreement; Amendments; Schedules. This Agreement and the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto, except for paragraph 8 of the Confidentiality Agreement. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto. The matters expressly disclosed in the Schedules provided by Parent pursuant to this Agreement shall be specifically limited to the corresponding representation and warranty to which such Schedule relates and no implication or inference shall be made in any other representation or warranty.

          13.8. Interpretation. Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

          13.9. Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

          13.10. Expenses. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

          13.11. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

          13.12. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of Parent and Buyer.

          13.13. Further Assurances. On the Closing Date and on the Deferred Closing Parent shall (i) deliver to Buyer such other bills of sale, deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form reasonably satisfactory to Buyer and its counsel, as Buyer may reasonably request or as may be otherwise reasonably necessary to vest in Buyer all the right, title and interest of Parent and its Affiliates in, to or under any or all of the Purchased Assets, and (ii) take all steps as may be reasonably necessary to put Buyer in actual possession and control of all the Purchased Assets. From time to time following the Closing and the Deferred Closing Parent shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the Purchased Assets, and, in the case of licenses, certificates, approvals, authorizations, Contracts, leases, easements and other commitments included in the Purchased Assets (a) which cannot be transferred or assigned effectively without the consent of third parties which consent has not been obtained prior to the Closing, to cooperate with Buyer at its request in endeavoring to obtain such consent promptly, and if any such consent is unobtainable, to use its best efforts to secure to Buyer the benefits thereof in some other manner, or (b) which are otherwise not transferable or assignable, to use its best efforts jointly with Buyer to secure to Buyer the benefits thereof in some other manner (including the exercise of the rights of Parent thereunder); provided, however, that nothing herein shall relieve Parent of its obligations under Section 7.3. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any license, certificate, approval, authorization, Contract, lease, easement or other commitment included in the Purchased Assets if an attempted assignment thereof without the consent of a third party thereto would constitute a breach thereof.

          13.14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois.

          13.15. Submission to Jurisdiction. Parent and Buyer hereby irrevocably submit in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby or thereby to the jurisdiction of the United States District Court for the Northern District of Illinois and the jurisdiction of any court of the State of Illinois located in Chicago and waive any and all objections to jurisdiction that they may have under the laws of the State of Illinois or the United States.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.


                                   ALLEGIANCE HEALTHCARE CORPORATION



                                   By _________________________________________
                                      Name:
                                      Title:
(Corporate Seal)

ATTEST:


____________________________

                                   ISOLYSER COMPANY, INC.



                                   By _________________________________________
                                      Name:
                                      Title:
(Corporate Seal)

ATTEST:


____________________________

                                   MEDSURG INDUSTRIES, INC.



                                   By _________________________________________
                                      Name:
                                      Title:
(Corporate Seal)

ATTEST:


____________________________



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